EXHIBIT 99.12

Le présent document s’adresse aux porteurs d’actions ordinaires de Weyerhaeuser Company et d’actions échangeables de Compagnie Weyerhaeuser Limitée qui résident au Québec et ne constitue qu’un résumé des modalités et conditions du prospectus – de l’offre d’échange dont la version intégrale anglaise accompagne les présentes.

AVIS DE MODIFICATION

WEYERHAEUSER COMPANY

Offre d’échange de

la totalité des actions ordinaires

de

DOMTAR CORPORATION

appartenant à Weyerhaeuser Company

contre

des actions ordinaires de Weyerhaeuser Company

et des actions échangeables de Compagnie Weyerhaeuser Limitée

Weyerhaeuser Company offre d’échanger la totalité des actions ordinaires de Domtar Corporation (les actions ordinaires de la Société), appartenant à Weyerhaeuser Company, contre des actions ordinaires de Weyerhaeuser Company (les actions ordinaires de Weyerhaeuser) et des actions échangeables de Compagnie Weyerhaeuser Limitée (les actions échangeables de Weyerhaeuser) valablement déposées et dont le dépôt n’est pas révoqué. Les modalités et conditions de la présente offre d’échange sont décrites dans le prospectus – l’offre d’échange ci-joints, que vous devriez lire attentivement. Ni Weyerhaeuser Company (Weyerhaeuser), ni Compagnie Weyerhaeuser Limitée, ni Domtar Corporation (la Société), ni aucun de leurs administrateurs ou dirigeants respectifs ni aucun de leurs représentants respectifs ne font de recommandation quant à votre participation à l’offre d’échange. Vous devez prendre votre propre décision après avoir lu le prospectus – l’offre d’échange ci-joints et consulté vos conseillers.

Pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser acceptées dans le cadre de l’offre d’échange, vous recevrez environ 1,11 $ d’actions ordinaires de la Société, sous réserve d’un plafond de 11,1442 actions ordinaires de la Société pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser. SI LE PLAFOND EST EN VIGUEUR, VOUS RECEVREZ MOINS DE 1,11 $ D’ACTIONS ORDINAIRES DE LA SOCIÉTÉ POUR CHAQUE TRANCHE DE 1,00 $ D’ACTIONS ORDINAIRES DE WEYERHAEUSER OU D’ACTIONS ÉCHANGEABLES DE WEYERHAEUSER QUE VOUS DÉPOSEREZ ET VOUS POURRIEZ RECEVOIR MÊME BEAUCOUP MOINS. L’offre d’échange ne prévoit pas de ratio d’échange minimal. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer ». Aucun marché n’existe actuellement pour les actions ordinaires de la Société.

L’offre d’échange est présentée au Canada par un émetteur des États-Unis conformément à la législation fédérale américaine en valeurs mobilières. Vous devriez savoir que les exigences américaines qui s’appliquent à l’offre d’échange peuvent différer de celles des provinces et territoires canadiens dans lesquels l’offre d’échange est présentée. Certains des états financiers inclus ou intégrés par renvoi dans le prospectus – l’offre d’échange ci-joints n’ont pas été dressés conformément aux principes comptables généralement reconnus du Canada et peuvent donc ne pas être comparables aux états financiers d’émetteurs canadiens.

Certains des administrateurs et dirigeants de Weyerhaeuser et tous les experts nommés dans le prospectus – l’offre d’échange ci-joints résident à l’extérieur du Canada. La quasi-totalité des actifs de ces personnes et de Weyerhaeuser peuvent être situés à l’extérieur du Canada. Weyerhaeuser a nommé Compagnie Weyerhaeuser Limitée, située au 925 West Georgia Street, Vancouver (Colombie-Britannique) V6C 3L2, à titre de représentant aux fins de signification au Canada, mais il peut être impossible pour les actionnaires de signifier des procédures au Canada aux administrateurs, aux dirigeants et aux experts mentionnés ci-dessus. Il peut également être impossible de faire valoir contre Weyerhaeuser, ses administrateurs et dirigeants et les experts nommés dans le prospectus – l’offre d’échange ci-joints des jugements rendus par des tribunaux canadiens en vertu des dispositions relatives à la responsabilité civile des lois sur les valeurs mobilières applicables au Canada.

L’OFFRE D’ÉCHANGE ET LES DROITS DE RÉVOCATION EXPIRERONT À MINUIT, HEURE DE NEW YORK, LE 2 MARS 2007, À MOINS QUE L’OFFRE NE SOIT PROLONGÉE OU TERMINÉE. LES ACTIONS DÉPOSÉES DANS LE CADRE DE L’OFFRE D’ÉCHANGE PEUVENT FAIRE L’OBJET D’UNE RÉVOCATION EN TOUT TEMPS AVANT L’EXPIRATION DE L’OFFRE D’ÉCHANGE.

À la lecture du prospectus – de l’offre d’échange ci-joints, vous devriez prêter particulièrement attention aux facteurs de risque commençant à la page 21 de la version anglaise.

La date du présent avis de modification est le 12 février 2007.

Les actions ordinaires de Weyerhaeuser sont inscrites à la New York Stock Exchange et à la Chicago Stock Exchange sous le symbole « WY ». Les actions échangeables de Weyerhaeuser sont inscrites à la Bourse de Toronto sous le symbole « WYL ». Les actions ordinaires de Domtar sont inscrites à la Bourse de Toronto et à la New York Stock Exchange sous le symbole « DTC ». Le 9 février 2007, le cours de clôture des actions ordinaires de Weyerhaeuser à la New York Stock Exchange était de 78,14 $ et le cours de clôture des actions échangeables de Weyerhaeuser à la Bourse de Toronto était de 78,12 $ (soit l’équivalent en dollars américains de 91,68 $ CA, selon le cours acheteur affiché à midi par la Federal Reserve Bank de New York le 9 février 2007). À cette date, le cours de clôture des actions ordinaires de Domtar à la Bourse de Toronto était de 9,37 $ CA et le cours de clôture des actions ordinaires de Domtar à la New York Stock Exchange était de 7,98 $. La Société a été autorisée à inscrire ses actions ordinaires à la cote de la New York Stock Exchange et a demandé l’inscription de ses actions ordinaires à la cote de la Bourse de Toronto, dans chaque cas sous le symbole « UFS ».

Le prospectus – l’offre d’échange ci-joints visent la totalité des actions ordinaires de la Société offertes par Weyerhaeuser dans le cadre de l’offre d’échange et la totalité des actions ordinaires de la Société qui peuvent être distribuées par Weyerhaeuser sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser. Si l’offre d’échange est réalisée mais que moins de la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser sont échangées du fait que l’offre d’échange n’est pas entièrement souscrite, les actions ordinaires supplémentaires de la Société appartenant à Weyerhaeuser seront distribuées sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui demeurent en circulation après l’offre d’échange et qui ne sont pas échangées dans le cadre de celle-ci. Si l’offre d’échange n’est pas réalisée et est terminée par Weyerhaeuser pour quelque raison que ce soit, la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser seront distribuées sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser. Voir la rubrique « This Exchange Offer – Dividend of any Shares of Company Common Stock Remaining after this Exchange Offer ».

Chaque action ordinaire de la Société échangée dans le cadre de l’offre d’échange et chaque action ordinaire de la Société qui sera distribuée sous forme de dividende proportionnel comporteront un droit d’achat d’actions privilégiées, dont les conditions principales sont décrites à la rubrique « Certain Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, By-Laws and Rights Plan and of Delaware Law –Certificate of Incorporation, By-Laws and Rights Plan – Rights Plan ». Dans certains cas, l’expression actions ordinaires de la Société dans le prospectus – l’offre d’échange ci-joints comprend les droits associés.

Sans délai après la réalisation de l’offre d’échange, la Société et Domtar Inc., société canadienne, mettront en œuvre un plan d’arrangement en vertu de la législation canadienne aux termes duquel Domtar Inc. deviendra une filiale en propriété exclusive de la Société et chaque action ordinaire en circulation de Domtar Inc. sera échangée contre une action ordinaire de la Société ou une action d’une filiale canadienne de la Société que le porteur peut échanger à son gré contre une action ordinaire de la Société (l’Arrangement). Voir la rubrique « The Transactions ». Immédiatement après les Transactions, la Société sera une société ouverte indépendante; environ 55 % de ses actions appartiendront aux actionnaires actuels de Weyerhaeuser ou à d’anciens actionnaires de Weyerhaeuser et environ 45 % de ses actions appartiendront à d’anciens actionnaires de Domtar Inc., dans chaque cas après dilution.

L’obligation de Weyerhaeuser d’échanger des actions ordinaires de la Société contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser est soumise aux conditions énumérées à la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer », notamment le respect des conditions du plan d’arrangement avec Domtar Inc., ce qui comprend l’approbation du plan d’arrangement par les actionnaires de Domtar Inc.

La législation en valeurs mobilières de certaines provinces du Canada permet aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser, outre les droits dont ils disposent en

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droit, de demander la nullité, la révision du prix ou, dans certains cas, des dommages-intérêts dans les délais prévus dans la législation en valeurs mobilières de la province ou du territoire des actionnaires si une note d’information ou un avis devant leur être remis contient de l’information fausse ou trompeuse ou ne leur a pas été remis. Ces droits sont prescriptibles. On se reportera aux dispositions applicables et on consultera éventuellement un avocat. Il est possible que les actionnaires puissent se prévaloir d’autres droits ou recours en vertu de la législation des États-Unis et les actionnaires qui souhaitent en savoir plus à ce sujet devraient consulter un conseiller juridique des États-Unis.

Principales incidences fiscales fédérales canadiennes

De l’avis de Blake, Cassels & Graydon S.E.N.C.R.L./s.r.l., le texte qui suit résume les principales incidences en matière d’impôt sur le revenu fédéral du Canada en vertu de la Loi de l’impôt sur le revenu (Canada) (la Loi de l’impôt) généralement applicables à un porteur d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser qui échange ces actions contre des actions ordinaires de la Société dans le cadre de l’offre ou qui reçoit des actions ordinaires de la Société à titre de dividende et qui, aux fins de la Loi de l’impôt et à tout moment pertinent, est résident du Canada, détient ses actions ordinaires de Weyerhaeuser et/ou ses actions échangeables de Weyerhaeuser et détiendra les actions ordinaires de la Société en tant qu’immobilisations et n’a aucun lien de dépendance avec Weyerhaeuser et la Société et n’est pas ni ne sera affilié à celles-ci. Le présent résumé ne s’applique pas à un actionnaire pour qui Weyerhaeuser ou la Société constitue ou constituera une société étrangère affiliée au sens de la Loi de l’impôt.

Les actions ordinaires de Weyerhaeuser, les actions échangeables de Weyerhaeuser et les actions ordinaires de la Société seront généralement considérées comme des immobilisations pour l’actionnaire à moins que celui-ci ne les détienne dans le cadre de l’exploitation d’une entreprise de courtage en valeurs mobilières ou ne les ait acquises dans le cadre d’une opération considérée comme comportant un risque de caractère commercial ou à moins que celles-ci ne soient considérées comme des biens évalués à la valeur du marché aux fins de la Loi de l’impôt.

Le présent résumé ne tient pas compte des règles d’évaluation à la valeur du marché de la Loi de l’impôt applicables aux titres détenus par des institutions financières au sens défini à cette fin.

Le présent résumé est fondé sur les dispositions actuelles de la Loi de l’impôt et de son règlement d’application et sur les politiques administratives et les pratiques en matière de cotisation actuelles publiées par l’Agence du revenu du Canada (l’ARC) qui sont à la disposition du public avant la date du présent document. Il tient compte de toutes les propositions visant à modifier la Loi de l’impôt et son règlement d’application annoncées publiquement par le ministre des Finances (Canada) ou pour son compte avant la date du présent document (les propositions fiscales) et suppose que ces propositions fiscales seront adoptées essentiellement dans la forme où elles sont proposées. Toutefois, rien ne garantit que les propositions fiscales seront adoptées ni, le cas échéant, qu’elles seront adoptées telles qu’elles sont proposées. Le présent résumé ne tient pas compte par ailleurs ni ne prévoit d’autres modifications à la législation, aux politiques administratives ou aux pratiques en matière de cotisation de l’ARC, que ce soit par voie législative, réglementaire, administrative ou judiciaire. Il ne tient pas compte non plus des autres lois ou incidences fiscales fédérales ou des lois ou incidences fiscales provinciales, territoriales ou étrangères, qui peuvent différer des principales incidences en matière d’impôt sur le revenu fédéral du Canada décrites dans les présentes.

Le présent résumé suppose qu’à tous les moments pertinents, les actions ordinaires de Weyerhaeuser, les actions échangeables de Weyerhaeuser et les actions ordinaires de la Société seront inscrites à la cote d’une bourse de valeurs visée par règlement aux fins de la Loi de l’impôt (ce qui comprend actuellement la New York Stock Exchange et la Bourse de Toronto).

Le présent résumé n’est que de nature générale; il ne constitue pas un avis juridique ni un avis commercial ou fiscal à l’intention d’un actionnaire et ne doit pas être interprété comme tel. Les actionnaires devraient consulter leurs propres conseillers en fiscalité concernant les conséquences fiscales de l’échange, compte tenu de leur situation particulière.

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Aux fins de la Loi de l’impôt, tous les montants se rapportant à l’acquisition, à la détention ou à la disposition de titres (y compris les dividendes, le prix de base rajusté et le produit de disposition) doivent être exprimés en dollars canadiens. Les montants libellés en dollars américains doivent être convertis en dollars canadiens d’après le taux de change du dollar américain en vigueur, de façon générale, au moment des opérations qui donnent lieu à ces montants.

Les porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser qui reçoivent des actions ordinaires de la Société aux termes de l’offre d’échange ou à titre de dividende ne comptabiliseront ni gain ni perte aux termes de la Loi de l’impôt par suite de l’Arrangement.

Échange d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser contre des actions ordinaires de la Société

Le porteur d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser qui échange des actions contre des actions ordinaires de la Société sera réputé avoir disposé de ses actions ordinaires de Weyerhaeuser ou de ses actions échangeables de Weyerhaeuser, selon le cas, contre un produit de disposition égal à la juste valeur marchande, au moment de l’échange, des actions ordinaires de la Société acquises en échange de ces actions et des espèces reçues au lieu de fractions d’action. Le porteur réalisera un gain en capital (ou subira une perte en capital) correspondant à l’excédent (ou à l’insuffisance) de la juste valeur à ce moment des actions ordinaires de la Société acquises dans le cadre de l’échange et des espèces reçues au lieu de fractions d’action sur la somme a) du prix de base rajusté des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser ainsi échangées immédiatement avant l’échange et b) des frais de disposition raisonnables. Le coût pour le porteur des actions ordinaires de la Société acquises dans le cadre de cet échange sera égal à la juste valeur marchande au moment de l’échange des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser ainsi échangées, déduction faite des espèces reçues au lieu de fractions d’actions. Le prix de base rajusté des actions ordinaires de la Société acquises au moment de l’échange pour un porteur correspondra à la moyenne du coût de ces actions ordinaires de la Société et du prix de base rajusté de toutes les autres actions ordinaires de la Société détenues par ce porteur à titre d’immobilisations conformément aux dispositions de la Loi de l’impôt à cet égard.

Pour une description du traitement fiscal des gains et pertes en capital, voir la sous-rubrique ci-après « Imposition des gains en capital ou des pertes en capital ».

Réception d’actions ordinaires de la Société à titre de dividende

Le montant de tout dividende versé sur les actions ordinaires de Weyerhaeuser ou les actions échangeables de Weyerhaeuser sous forme d’actions ordinaires de la Société correspondra à la juste valeur marchande des actions ordinaires de la Société reçues à titre de dividende et sera soumis au traitement fiscal décrit ci-dessous.

Dividende reçu sur les actions échangeables de Weyerhaeuser

Particuliers.    Dans le cas d’un porteur d’actions échangeables de Weyerhaeuser qui est un particulier (y compris la plupart des fiducies), le montant du dividende devra être inclus dans le calcul du revenu du particulier pour l’année d’imposition pendant laquelle le dividende est reçu et il sera assujetti aux règles de majoration et de crédit d’impôt pour dividendes qui s’appliquent en règle générale aux dividendes imposables reçus de sociétés canadiennes imposables. Aux termes de certaines modifications proposées, un porteur qui est un particulier résidant au Canada peut avoir droit à un crédit d’impôt pour dividende bonifié. Si un tel crédit d’impôt pour dividende bonifié devait être disponible à l’égard du dividende, les porteurs en seront informés.

Sociétés.    Dans le cas d’un porteur d’actions échangeables de Weyerhaeuser qui est une société (sauf une institution financière déterminée au sens de la Loi de l’impôt), le montant du dividende devra être inclus dans le calcul du revenu de la société pour l’année d’imposition pendant laquelle le dividende est reçu, et, sous réserve des règles et des restrictions mentionnées ci-dessous, sera généralement déductible du calcul du revenu imposable de la société.

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Dans le cas d’un porteur d’actions échangeables de Weyerhaeuser qui est une société privée (au sens de la Loi de l’impôt) ou de toute autre société contrôlée ou réputée contrôlée par ou pour un particulier (sauf une fiducie) ou un groupe lié de particuliers (sauf des fiducies), ce porteur sera généralement redevable, aux termes de la partie IV de la Loi de l’impôt, d’un impôt remboursable de 33 1/3 % du montant du dividende dans la mesure où ce dividende est déductible dans le calcul du revenu imposable du porteur. Une société privée sous contrôle canadien (au sens défini dans la Loi de l’impôt) peut devoir payer un impôt remboursable supplémentaire de 6 2/3 % du montant du dividende si celui-ci n’est pas déductible dans le calcul du revenu imposable.

Dans le cas d’un porteur d’actions échangeables de Weyerhaeuser qui est une société et une institution financière déterminée, le dividende ne sera pas déductible dans le calcul du revenu imposable du porteur à moins a) que ce porteur n’ait pas acquis les actions échangeables de Weyerhaeuser dans le cours ordinaire de ses affaires ou b) qu’au moment où le dividende est reçu ou réputé reçu, les actions échangeables de Weyerhaeuser ne soient inscrites à la cote d’une bourse visée par règlement au Canada (ce qui comprend actuellement la Bourse de Toronto) et que ce porteur, seul ou avec les personnes avec qui il a un lien de dépendance et, dans certains cas, directement ou par l’intermédiaire d’une fiducie ou d’une société de personnes dont ce porteur ou cette personne est bénéficiaire ou membre, respectivement, ne reçoive pas (et ne soit pas réputé recevoir) de dividendes à l’égard de plus de 10 % des actions émises et en circulation de cette catégorie.

Si Weyerhaeuser (ou toute personne avec qui Weyerhaeuser ne transige pas sans lien de dépendance) est une institution financière déterminée aux fins de la Loi de l’impôt au moment du versement du dividende, sous réserve de l’exception mentionnée ci-dessous, le montant du dividende reçu par un porteur d’actions échangeables de Weyerhaeuser qui est une société ne sera pas déductible dans le calcul du revenu imposable de ce porteur mais devra y être inclus intégralement aux termes de la partie I de la Loi de l’impôt. La déduction du dividende pour un porteur d’actions échangeables de Weyerhaeuser qui est une société ne sera pas refusée si, au moment où le dividende est reçu ou réputé reçu, les actions échangeables de Weyerhaeuser détenues par la société sont inscrites à la cote d’une bourse visée par règlement (ce qui inclut actuellement la Bourse de Toronto), Weyerhaeuser et Weyerhaeuser Holdings Limited sont liées à Compagnie Weyerhaeuser Limitée aux fins de la Loi de l’impôt et le bénéficiaire, seul ou avec les personnes avec qui il ne transige pas sans lien de dépendance ou toute société de personnes ou fiducie dont le bénéficiaire ou cette personne est membre ou bénéficiaire, respectivement, ne reçoit pas (ni n’est réputé recevoir) de dividendes à l’égard de plus de 10 % des actions émises et en circulation de cette catégorie.

Un porteur d’actions échangeables de Weyerhaeuser ne sera pas assujetti à l’impôt de 10 % de la partie IV.1 de la Loi de l’impôt sur ce dividende.

Dividendes reçus sur les actions ordinaires de Weyerhaeuser

Le montant du dividende reçu sur des actions ordinaires de Weyerhaeuser sera inclus dans le revenu du porteur et sera généralement traité de la manière décrite ci-après à la rubrique « Dividendes versés sur les actions ordinaires de la Société ».

Coût des actions ordinaires de la Société reçues à titre de dividende

Le coût, pour un porteur, des actions ordinaires de la Société reçues à titre de dividende sur les actions ordinaires de Weyerhaeuser ou les actions échangeables de Weyerhaeuser correspondra à la juste valeur marchande des actions ordinaires de la Société au moment de la réception. Le prix de base rajusté pour un porteur des actions ordinaires de la Société reçues à titre de dividende sera établi en calculant la moyenne du coût de ces actions ordinaires de la Société et du prix de base rajusté de toutes les autres actions ordinaires de la Société détenues par ce porteur à titre d’immobilisations conformément aux dispositions de la Loi de l’impôt à cet égard.

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Dividendes versés sur les actions ordinaires de la Société

Particuliers.    Dans le cas d’un porteur d’actions ordinaires de la Société qui est un particulier, les dividendes, le cas échéant, reçus ou réputés reçus par le porteur sur ces actions devront être inclus dans le calcul du revenu du porteur pour l’année d’imposition au cours de laquelle ces dividendes sont reçus et ne seront pas assujettis aux règles de majoration et de crédit d’impôt pour dividendes prévues dans la Loi de l’impôt.

Sociétés.    Dans le cas d’un porteur d’actions ordinaires de la Société qui est une société, les dividendes reçus ou réputés reçus par le porteur sur ces actions devront être inclus dans le calcul du revenu du porteur pour l’année d’imposition au cours de laquelle ces dividendes sont reçus et ne seront généralement pas déductibles dans le calcul du revenu imposable du porteur. Le porteur qui est une société privée sous contrôle canadien (au sens de la Loi de l’impôt) peut être tenu de payer un impôt remboursable supplémentaire de 6 2/3 % sur ces dividendes.

Toute retenue d’impôt des non-résidents des États-Unis sur les dividendes pourra généralement être portée au crédit des impôts sur le revenu du porteur ou déduite du revenu conformément aux dispositions détaillées de la Loi de l’impôt à cet égard et sous réserve de ces dispositions.

Disposition d’actions ordinaires de la Société

La disposition réelle ou réputée d’actions ordinaires de la Société constituera généralement un événement imposable pour le porteur. Lors de cette disposition, ce porteur sera réputé réaliser un gain en capital (ou subir une perte en capital) dans la mesure où le produit de disposition des actions ordinaires de la Société est supérieur (ou inférieur) à la somme a) du prix de base rajusté pour ce porteur des actions ordinaires de la Société immédiatement avant la disposition et b) des frais de disposition raisonnables. Pour une description du traitement fiscal des gains et pertes en capital, voir la sous-rubrique ci-après « Imposition des gains en capital ou des pertes en capital ».

Imposition des gains en capital ou des pertes en capital

En général, le porteur est tenu d’inclure dans le calcul de son revenu pour une année d’imposition 50 % du montant de tout gain en capital (le gain en capital imposable). Le porteur peut déduire 50 % du montant de toute perte en capital (la perte en capital déductible) subie au cours d’une année d’imposition des gains en capital imposables réalisés par le porteur au cours de cette année. Les pertes en capital déductibles en excédent des gains en capital imposables pour l’année d’imposition peuvent généralement être reportées rétrospectivement sur trois années d’imposition ou prospectivement de façon indéfinie et déduites des gains en capital imposables de ces autres années dans la mesure et dans les circonstances décrites dans la Loi de l’impôt.

Les gains en capital réalisés par le porteur qui est un particulier ou une fiducie, sauf certaines fiducies déterminées, peuvent donner lieu à un impôt minimum de remplacement en vertu de la Loi de l’impôt.

Le porteur qui est une société privée sous contrôle canadien, au sens de la Loi de l’impôt, peut être tenu de payer un impôt remboursable supplémentaire de 6 2/3 % sur les gains en capital imposables.

Si le porteur d’actions échangeables est une société, le montant de toute perte en capital subie à la disposition réelle ou réputée de cette action peut être réduit du montant des dividendes reçus ou réputés reçus par le porteur sur cette action dans la mesure et dans les circonstances décrites dans la Loi de l’impôt. Des règles analogues peuvent s’appliquer lorsqu’une société est membre d’une société de personnes ou bénéficiaire d’une fiducie qui est propriétaire de telles actions ou lorsqu’une fiducie ou société de personnes dont une société est bénéficiaire ou un membre est membre d’une société de personnes ou bénéficiaire d’une société qui est propriétaire de telles actions. Les porteurs pour qui ces règles peuvent être pertinentes devraient consulter leurs propres conseillers en fiscalité.

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Projet de loi relatif aux entités de placement étrangères

Un avant-projet de loi révisé concernant l’imposition des placements dans des entités de placement étrangères a été publié le 9 novembre 2006. En général, dans les cas où l’avant-projet de loi s’applique, le porteur d’une participation dans une entité de placement étrangère sera tenu d’inclure dans son revenu chaque année un rendement imputé au taux prescrit sur le coût désigné de cette participation, sauf si ce porteur est admissible à certains autres régimes d’imposition. Une société n’est pas une entité de placement étrangère si a) la valeur comptable de tous ses biens de placement n’est pas supérieure à la moitié de la valeur comptable de tous ses biens ou b) si son entreprise principale n’est pas une entreprise de placement au sens attribué à ces expressions dans l’avant-projet de loi. Rien ne garantit que la Société ne sera pas une entité de placement étrangère à ces fins.

Dans tous les cas, en général, les règles proposées ne s’appliqueront pas aux actions ordinaires de la Société tant que ces actions seront admissibles en tant que participation sans lien de dépendance en vertu des règles proposées, qu’elles seront inscrites à la cote d’une bourse de valeurs visée par règlement aux fins de la Loi de l’impôt et qu’il sera raisonnable de conclure que le porteur n’a pas de motif d’évitement fiscal à l’égard des actions. Rien ne garantit que les actions ordinaires de la Société seront admissibles aux fins de cette dispense, et les porteurs devraient consulter leurs propres conseillers en fiscalité à cet égard.

Présentation d’information sur les biens étrangers

En général, une entité canadienne déterminée pour une année d’imposition ou un exercice financier dont le coût indiqué total des biens étrangers déterminés (au sens donné à ces deux expressions dans la Loi de l’impôt), à tout moment au cours de l’année ou de l’exercice financier dépasse 100 000 $ CA, est tenue de produire une déclaration de renseignements pour l’année ou l’exercice présentant des renseignements prescrits, dont le coût indiqué, les dividendes reçus dans l’année et les gains réalisés ou pertes subies dans l’année à l’égard de ces biens. À certaines exceptions près, le porteur résidant au Canada dans l’année sera une entité canadienne déterminée. Les actions ordinaires de la Société constitueront des biens étrangers déterminés pour le porteur.

Admissibilité aux fins de placement

Si les actions ordinaires de la Société sont inscrites à la cote d’une bourse de valeurs visée par règlement aux fins de la Loi de l’impôt, les actions ordinaires de la Société constitueront un placement admissible aux fins de la Loi de l’impôt pour les fiducies régies par des régimes enregistrés d’épargne-retraite, des fonds enregistrés de revenu de retraite, des régimes de participation différée aux bénéfices et des régimes enregistrés d’épargne-études.

7

Attestation de l’initiateur

Le 12 février 2007

Le texte qui précède, avec la note d’information canadienne datée du 2 février 2007 et les documents qui y sont intégrés par renvoi, ne contient aucune fausse déclaration au sujet d’un fait important ni n’omet de mentionner un fait important qui doit y être mentionné ou qui est nécessaire pour faire en sorte qu’une déclaration ne soit pas trompeuse, eu égard aux circonstances dans lesquelles elle a été faite.

(signé) STEVEN R. ROGEL	(signé) RICHARD J. TAGGART
Chef de la direction	Chef des finances

Pour le compte du conseil d’administration

(signé) ARNOLD G. LANGBO	(signé) CHARLES R. WILLIAMSON
Administrateur	Administrateur

8

Chaque actionnaire ou le courtier, la banque commerciale, la société de fiducie ou toute autre personne qui le représente devrait envoyer ou livrer la lettre d’envoi pour les actions échangeables de Weyerhaeuser et les certificats attestant les actions échangeables de Weyerhaeuser et les autres documents requis au dépositaire canadien à l’une de ses adresses indiquées ci-après.

Le dépositaire canadien pour l’offre d’échange pour le dépôt des actions échangeables de Weyerhaeuser est :

COMPAGNIE TRUST CIBC MELLON

Par courrier

Compagnie Trust CIBC Mellon

P.O. Box 1036

Adelaide Street Postal Station

Toronto (Ontario) M5C 2K4

Attention: Corporate Actions

En mains propres, par courrier recommandé ou par messager

Compagnie Trust CIBC Mellon

199 Bay Street Commerce Court West Securities Level Toronto (Ontario) M5L 1G9 Attn: Courier Window	Suite 1600 1066 West Hastings Street Vancouver (Colombie-Britannique) V6E 3X1

Téléphone : 416-643-5500

Sans frais : 800-387-0825

Courriel : inquiries@cibcmellon.com

Vous pouvez transmettre des exemplaires signés à la main des avis de révocation du dépôt au dépositaire canadien par télécopieur au 416-643-3148 et obtenir une confirmation de la transmission en appelant au 416-643-5500 ou au 800-387-0825 (numéro sans frais).

Les questions ou demandes d’aide peuvent être adressées directement à l’agent d’information, à l’adresse et aux numéros de téléphone indiqués ci-après. On peut obtenir des exemplaires supplémentaires de la note d’information canadienne et de la lettre d’envoi pour les actions échangeables de Weyerhaeuser et des versions françaises de certaines parties de la note d’information canadienne auprès de l’agent d’information. Les actionnaires peuvent également communiquer avec des courtiers, des banques commerciales ou des sociétés de fiducie pour obtenir de l’aide relativement à l’offre d’échange.

L’agent d’information pour l’offre d’échange est :

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Numéros sans frais pour les actionnaires :

877-750-9497 (anglophones)

877-825-8777 (francophones)

Appels à frais virés pour les banques et les courtiers : 212-750-5833

RENSEIGNEMENTS UTILES

Dans le prospectus – l’offre d’échange :

$ ou dollar s’entend du dollar américain;

$ CA s’entend du dollar canadien;

actionnaires de Weyerhaeuser s’entend des porteurs d’actions ordinaires de Weyerhaeuser et, à moins d’indication contraire, des porteurs d’actions échangeables de Compagnie Weyerhaeuser Limitée, qui sont échangeables contre des actions ordinaires de Weyerhaeuser;

actions de Weyerhaeuser s’entend des actions ordinaires de Weyerhaeuser et, à moins d’indication contraire, des actions échangeables de Compagnie Weyerhaeuser Limitée, qui sont échangeables contre des actions ordinaires de Weyerhaeuser;

actions du RAAD s’entend des actions ordinaires de Weyerhaeuser sans certificat détenues par l’entremise du régime d’achat d’actions direct de Weyerhaeuser maintenu par Mellon Investor Services LLC;

actions ordinaires de catégorie B s’entend des actions ordinaires de catégorie B d’Offreco;

Apport s’entend de l’apport à la Société et de l’apport à Nouco;

apport à la Société s’entend du transfert par Weyerhaeuser à la Société de la totalité des intérêts émis et en circulation de Nouco dans la société à responsabilité limitée en échange d’un certain nombre d’actions ordinaires de la Société déterminé conformément à une formule précisée dans la convention relative à l’apport et à la distribution et de 1,35 G$ en espèces;

apport à Nouco désigne le transfert par Weyerhaeuser à Nouco de certains actifs reliés aux papiers fins et actifs connexes américains de Weyerhaeuser en échange de l’émission d’intérêts dans une société à responsabilité limitée supplémentaires par Nouco à Weyerhaeuser et la prise en charge par Nouco de certains passifs reliés aux papiers fins et passifs connexes de Weyerhaeuser;

Arrangement désigne un arrangement en vertu de l’article 192 de la Loi canadienne sur les sociétés par actions qui fera en sorte que la Société sera propriétaire indirect de toutes les actions ordinaires de Domtar en circulation;

conditions obligatoires s’entend des conditions de réalisation de l’offre d’échange auxquelles Weyerhaeuser ne peut renoncer, soit les conditions énumérées aux points (1), (2) et (3) du premier paragraphe de la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer »;

convention relative à l’apport et à la distribution désigne la convention relative à l’apport et à la distribution modifiée et mise à jour datée du 25 janvier 2007, intervenue entre Weyerhaeuser, la Société et Nouco;

convention relative aux Transactions désigne la convention relative aux transactions modifiée et mise à jour datée du 25 janvier 2007, intervenue entre Weyerhaeuser, la Société, Nouco, Société de portefeuille Nouco, Nouco Canada, la société devancière de Nouco Canada, Nouco Canada Échangeco et Domtar;

dates d’évaluation s’entend des trois derniers jours de bourse de la période de l’offre d’échange, qui peut être prolongée volontairement, mais à l’exclusion des deux derniers jours de bourse qui font partie d’une prolongation obligatoire ou d’une prolongation volontaire à la suite d’une prolongation obligatoire;

Distribution désigne la distribution par Weyerhaeuser de ses actions ordinaires de la Société aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser aux termes de l’offre d’échange et de tout versement de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser sous forme d’actions ordinaires de la Société détenues par Weyerhaeuser et non échangées dans le cadre de l’offre d’échange;

i

Domtar s’entend de Domtar Inc. et de ses filiales, à moins que le contexte ne s’y oppose;

expéditions d’unités désigne des tonnes courtes lorsque cette expression est utilisée en rapport avec les papiers fins et des tonnes métriques lorsqu’elle est utilisée en rapport avec la pâte;

filiale de Nouco Canada Échangeco s’entend de Produits de pâtes et papiers Domtar Inc., société canadienne et filiale en propriété exclusive de Nouco Canada Échangeco;

Loi de 1933 s’entend de la Securities Act of 1933, en sa version modifiée;

Loi de 1934 s’entend de la Securities Exchange Act of 1934, en sa version modifiée;

Nouco désigne Domtar Paper Company, LLC, société à responsabilité limitée du Delaware;

Nouco Canada s’entend de Domtar Pacific Papers ULC, société à responsabilité illimitée de la Nouvelle-Écosse et filiale en propriété exclusive de la Société de portefeuille Nouco;

Nouco Canada Échangeco s’entend de Papier Domtar (Canada) Inc., société de la Colombie- Britannique et filiale en propriété exclusive de Nouco Canada;

Offreco s’entend de 4388216 Canada Inc., société canadienne et filiale en propriété exclusive de Nouco Canada Échangeco;

PCGR des États-Unis s’entendent des principes comptables généralement reconnus des États-Unis;

PCGR du Canada s’entendent des principes comptables généralement reconnus du Canada;

prolongation obligatoire s’entend de la prolongation obligatoire de la période de l’offre d’échange déclenchée par le plafond relatif au nombre d’actions pouvant être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée comme il est décrit dans le prospectus – l’offre d’échange;

secteur des papiers fins de Weyerhaeuser désigne le secteur des papiers fins et les entreprises connexes qui seront transférés par Weyerhaeuser à Nouco et à une filiale de Nouco Canada Échangeco dans le cadre de l’Apport et du transfert d’actifs canadiens. Voir « The Contribution and Distribution Agreement – The Contribution – The Newco Contribution »;

Société s’entend de Domtar Corporation et, à moins que le contexte ne s’y oppose, de ses filiales;

Société de portefeuille Nouco s’entend de Domtar Delaware Holdings Inc., société du Delaware et filiale en propriété exclusive de Nouco;

société devancière de Nouco Canada s’entend de Domtar Pacific Papers Inc., société de la Colombie-Britannique et filiale en propriété exclusive de la Société de portefeuille Nouco;

société issue du regroupement s’entend des activités regroupées de la Société, de Domtar et de leurs filiales respectives;

tonnes désigne des tonnes courtes lorsque ce terme est utilisé en rapport avec les papiers fins et tonnes métriques lorsque ce terme est utilisé en rapport avec la pâte;

transfert d’actifs canadiens désigne le transfert à une filiale de Nouco Canada Échangeco de certains actifs reliés aux papiers fins et actifs connexes canadiens de Weyerhaeuser et la prise en charge par cette filiale de certains passifs reliés aux papiers fins et passifs connexes canadiens de Weyerhaeuser;

Weyerhaeuser s’entend de Weyerhaeuser Company et, à moins que le contexte n’indique le contraire, de ses filiales, autres que la Société et Nouco et les filiales respectives de celles-ci.

QUESTIONS ET RÉPONSES SUR L’OFFRE D’ÉCHANGE ET LES TRANSACTIONS

L’offre d’échange est présentée dans le cadre des transactions envisagées par la convention relative aux Transactions et la convention relative à l’apport et à la distribution, qui prévoient ce qui suit :

•	le transfert d’actifs canadiens;

•	l’apport à Nouco;

•

le transfert par Weyerhaeuser à la Société de la totalité des intérêts dans une société à responsabilité limitée émis et en circulation de Nouco en échange (x) d’un nombre d’actions ordinaires de la Société déterminé conformément à une formule précisée dans la convention relative à l’apport et à la distribution et (y) de l’Apport à la Société;

•	la Distribution;

•	l’Arrangement.

Le transfert d’actifs canadiens, l’Apport, la Distribution et l’Arrangement sont appelés dans le prospectus – l’offre d’échange les Transactions. Si l’offre d’échange est réalisée, la Distribution aura lieu aux termes de l’offre d’échange et, si l’offre d’échange n’est pas entièrement souscrite, sous forme d’un dividende composé des actions de la Société non échangées. Si l’offre d’échange n’est pas réalisée pour quelque raison que ce soit, toutes les actions ordinaires de la Société appartenant à Weyerhaeuser seront distribuées sous forme de dividende proportionnel. Voir les rubriques « The Transactions – The Distribution » et « This Exchange Offer – Terms of this Exchange Offer ».

Immédiatement après la réalisation des Transactions, notamment l’Arrangement avec Domtar, environ 55 % des actions ordinaires de la Société en circulation après dilution seront détenues par des actionnaires de Weyerhaeuser ou d’anciens actionnaires de Weyerhaeuser et environ 45 % seront détenues par d’anciens actionnaires de Domtar.

Questions et réponses sur l’offre d’échange

Les questions et réponses qui suivent mettent en lumière des renseignements choisis sur l’offre d’échange. Pour obtenir une description plus complète des conditions de l’offre d’échange, veuillez lire en entier le prospectus – l’offre d’échange et les documents auxquels ils renvoient. Voir la rubrique « Where You Can Find More Information ».

Puis-je participer à l’offre d’échange?	Les porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser peuvent participer à l’offre d’échange.

Combien d’actions ordinaires de la Société recevrai-je pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser que je dépose?

L’offre d’échange est conçue pour vous permettre d’échanger vos actions ordinaires de Weyerhaeuser et vos actions échangeables de Weyerhaeuser contre des actions ordinaires de la Société à un prix correspondant à la valeur unitaire des actions ordinaires de Domtar déterminée comme il est indiqué dans le prospectus – l’offre d’échange, moins 10%. Autrement dit, pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser acceptées dans le cadre de l’offre d’échange, vous recevrez environ 1,11 $ d’actions ordinaires de la Société, selon les valeurs unitaires calculées pour les actions ordinaires de Weyerhaeuser et les actions ordinaires de Domtar déterminées d’après la moyenne arithmétique simple du cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar à la New York Stock Exchange à chacune des dates d’évaluation. Veuillez toutefois prendre note de ce qui suit :

•     le nombre d’actions que vous pouvez recevoir est assujetti à un plafond de 11,1442 actions ordinaires de la Société pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser acceptée dans le cadre de l’offre d’échange. Si le plafond est en vigueur, vous recevrez moins de 1,11 $ d’actions ordinaires de la Société pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser, selon les valeurs unitaires des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société déterminées à la date d’expiration de l’offre d’échange, et vous pourriez recevoir même beaucoup moins. L’offre d’échange ne prévoit pas de ratio d’échange minimal. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer. »

•     Étant donné que l’offre d’échange comporte la possibilité d’un calcul proportionnel, il est possible que Weyerhaeuser n’accepte à des fins d’échange dans le cadre de l’offre d’échange qu’une partie des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser que vous déposez.

Si le plafond relatif au nombre d’actions qui peuvent être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange, Weyerhaeuser l’annoncera sur Internet à l’adresse www.WeyerhaeuserDomtarExchange.com ainsi que par communiqué au plus tard à 16 h 30, heure de New York, à la date d’expiration. Si le plafond est en vigueur à ce moment, le ratio d’échange correspondra au plafond et l’offre d’échange sera prolongée (une prolongation obligatoire) jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant afin de permettre aux actionnaires de déposer leurs actions ordinaires de Weyerhaeuser et leurs actions échangeables de Weyerhaeuser ou d’en révoquer le dépôt au cours de cette période.

Le nombre d’actions ordinaires de la Société que vous recevrez en échange de chaque action ordinaire de Weyerhaeuser ou de chaque action échangeable de Weyerhaeuser que vous déposez est appelé dans le prospectus – l’offre d’échange le ratio d’échange.

Y a-t-il une limite au nombre d’actions ordinaires de la Société que je peux recevoir pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser que je dépose?	Le nombre d’actions que vous pouvez recevoir est assujetti à un plafond de 11,1442 actions ordinaires de la Société pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser acceptée dans le cadre de l’offre d’échange. Si le plafond est en vigueur, vous recevrez moins de 1,11 $ d’actions ordinaires de la Société pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser que vous déposez, et vous pourriez recevoir même beaucoup moins. Par exemple, si la valeur unitaire calculée des actions ordinaires de Weyerhaeuser était de 75,57 $ (soit le cours de clôture le plus élevé des actions ordinaires de Weyerhaeuser à la New York Stock Exchange pendant la période de trois mois précédant le lancement de l’offre d’échange) et que la valeur unitaire calculée des actions ordinaires de la Société était de 6,56 $ (soit le cours de clôture le moins élevé des actions ordinaires de Domtar à la New York Stock Exchange pendant cette période), la valeur des actions ordinaires de la Société, d’après le cours des actions ordinaires de Domtar, reçues en échange des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser acceptées à des fins d’échange serait d’environ 0,97 $ pour chaque tranche de 1,00 $ d’actions de Weyerhaeuser acceptées à des fins d’échange.

Ce plafond a été établi en fonction d’un escompte de 17% à l’égard des actions ordinaires de la Société compte tenu du cours de clôture des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar à la New York Stock Exchange le 1er février 2007 (veille de la date du lancement de l’offre d’échange). Weyerhaeuser a fixé un tel plafond afin de s’assurer qu’une baisse inhabituelle ou imprévue du cours des actions ordinaires de Domtar par rapport au cours des actions ordinaires de Weyerhaeuser n’aurait pas pour conséquence qu’un nombre indûment élevé d’actions ordinaires de la Société soit échangé contre chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser acceptée dans le cadre de l’offre d’échange.

Qu’arrivera-t-il si le plafond est en vigueur?	Si le plafond relatif au nombre d’actions qui peuvent être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange, Weyerhaeuser l’annoncera sur Internet à l’adresse www.WeyerhaeuserDomtarExchange.com ainsi que par communiqué au plus tard à 16 h 30 à la date d’expiration. Si le plafond est en vigueur à ce moment, le ratio d’échange correspondra au plafond et il y aura prolongation obligatoire de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant afin de permettre aux actionnaires de déposer leurs actions ordinaires de Weyerhaeuser ou leurs actions échangeables de Weyerhaeuser ou d’en révoquer le dépôt au cours de cette période. Toutefois, le cours moyen pondéré en fonction du volume quotidien et les cours des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar au cours de la prolongation obligatoire n’auront aucune incidence sur le ratio d’échange, qui sera de 11,1442.

Comment les valeurs unitaires calculées des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société sont-elles déterminées aux fins d’établir le nombre d’actions ordinaires de la Société à recevoir dans le cadre de l’offre d’échange?

La valeur unitaire calculée des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser aux fins de l’offre d’échange correspondra à la moyenne arithmétique simple du cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser à la New York Stock Exchange à chacune des dates d’évaluation.

La valeur unitaire calculée d’une action ordinaire de la Société aux fins de l’offre d’échange correspondra à la moyenne arithmétique simple du cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Domtar à la New York Stock Exchange à chacune des dates d’évaluation.

Weyerhaeuser calculera les valeurs unitaires des actions ordinaires de Weyerhaeuser, des actions échangeables de Weyerhaeuser et des actions ordinaires de la Société et son calcul sera définitif.

Si un événement entraînant une perturbation du marché se produit à l’égard des actions ordinaires de Weyerhaeuser ou des actions ordinaires

v

de Domtar à l’une des dates d’évaluation, la valeur unitaire des actions ordinaires de Weyerhaeuser, des actions échangeables de Weyerhaeuser et des actions ordinaires de la Société sera calculée d’après le cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar le ou les jours de bourse, selon le cas, précédents où aucun événement entraînant une perturbation du marché ne s’est produit à l’égard des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar. Voir la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer ».

Si le plafond est en vigueur, le ratio d’échange correspondra au plafond et les valeurs unitaires des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société calculées d’après le cours moyen pondéré en fonction du volume quotidien au cours de la prolongation obligatoire n’auront pas d’incidence sur le ratio d’échange. Voir la rubrique « This Exchange Offer – Exchange, Termination or Amendment – Mandatory Extension ».

Qu’est-ce que le « cours moyen pondéré en fonction du volume quotidien »?

Le « cours moyen pondéré en fonction du volume quotidien » des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar sera le cours moyen pondéré en fonction du volume des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar à la New York Stock Exchange pour la période débutant à 9 h 30, heure de New York (ou à toute autre heure qui est l’heure officielle de l’ouverture de la séance de négociations à la New York Stock Exchange) et se terminant à 16 h, heure de New York (ou à toute autre heure qui est l’heure officielle de la clôture de la séance de négociations à la New York Stock Exchange, mais quoi qu’il en soit à 16 h 10 au plus tard, heure de New York) communiqué à Weyerhaeuser par Bloomberg L.P. pour le symbole WY.N, dans le cas des actions ordinaires de Weyerhaeuser, et pour le symbole DTC.N, dans le cas des actions ordinaires de Domtar. Le cours moyen pondéré en fonction du volume quotidien fourni par Bloomberg L.P. peut différer d’autres sources de cours moyens pondérés en fonction du volume ou du calcul de ces cours moyens pondérés en fonction du volume effectué par les investisseurs ou les porteurs de titres.

Où puis-je obtenir les cours moyens pondérés en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar pendant la période de l’offre d’échange?	Vous pourrez obtenir le cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar, ainsi que les ratios d’échanges indicatifs, pour chaque jour de la période de l’offre d’échange sur le site Web mis en place par Weyerhaeuser à l’adresse www.WeyerhaeuserDomtarExchange.com. Aux dates d’évaluation, dates où les valeurs des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar sont déterminées aux fins de l’offre d’échange, les ratios d’échange indicatifs affichés sur le site Web seront fonction des valeurs unitaires indicatives calculées par Weyerhaeuser qui correspondront (i) pour ce qui est de la première date d’évaluation, aux cours moyens pondérés en fonction du volume quotidien intrajournaliers des actions négociées ce jour-là jusqu’au moment du calcul, (ii) pour ce qui est de la deuxième date d’évaluation, à la moyenne des cours moyens pondérés en fonction du volume quotidien intrajournaliers des actions

négociées ce jour-là jusqu’au moment du calcul et des cours moyens pondérés en fonction du volume quotidien réels à la première date d’évaluation et (iii) pour ce qui est de la troisième date d’évaluation, à la moyenne des cours moyens pondérés en fonction du volume quotidien intrajournaliers des actions négociées ce jour-là jusqu’au moment du calcul, des cours moyens pondérés en fonction du volume quotidien réels à la première date d’évaluation et des cours moyens pondérés en fonction du volume quotidien réels à la deuxième date d’évaluation. Au cours de cette période, les ratios d’échange indicatifs et les valeurs unitaires calculées seront mis à jour à 10 h 30, 13 h 30 et 16 h 30, heure de New York.

Pourquoi la valeur unitaire calculée des actions ordinaires de la Société est-elle fondée sur le cours des actions ordinaires de Domtar?

Il n’existe actuellement aucun marché pour la négociation des actions ordinaires de la Société. Toutefois, Weyerhaeuser croit que le cours des actions ordinaires de Domtar constitue une approximation pertinente des cours prévus des actions ordinaires de la Société lorsqu’elles seront émises parce que (i) dans le cadre de l’Arrangement, chaque action ordinaire de Domtar en circulation sera échangée contre une action ordinaire de la Société (ou une action échangeable d’une filiale de la Société qui sera échangeable contre une action ordinaire de la Société), (ii) aux dates d’évaluation, il est prévu que toutes les conditions importantes à la réalisation de l’Arrangement auront été remplies et que l’Arrangement sera réalisé peu après, de sorte qu’on s’attendra à ce que les investisseurs évaluent chaque action ordinaire de Domtar d’après la valeur prévue d’une action ordinaire de la Société à l’émission, et (iii) les analystes en recherche tiennent déjà compte de la réalisation probable de l’Arrangement dans leur recherche concernant Domtar. Rien ne garantit cependant que les actions ordinaires de la Société se négocieront à l’émission sur la même base que les actions ordinaires de Domtar avant l’Arrangement. Voir la rubrique « Risk Factors – The trading prices for Domtar common shares may not be an appropriate proxy for the expected trading prices of Company common stock when issued ».

Quand vais-je connaître le ratio d’échange définitif et comment vais-je l’obtenir?

Sous réserve de la prolongation obligatoire possible de l’offre d’échange décrite ci-après, le ratio d’échange définitif faisant état du nombre d’actions ordinaires de la Société que vous recevrez pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser acceptée dans le cadre de l’offre d’échange sera affiché sur Internet à l’adresse www.WeyerhaeuserDomtarExchange.com au plus tard à 16 h 30, heure de New York, à la date d’expiration et annoncé de façon distincte dans un communiqué. De plus, comme il est décrit ci-après, vous pourrez obtenir les ratios d’échange indicatifs tout au long de la période de l’offre d’échange. Vous pouvez également communiquer avec l’agent d’information afin d’obtenir ces ratios d’échange indicatifs ainsi que le ratio d’échange définitif en téléphonant au numéro sans frais indiqué à l’endos du prospectus – de l’offre d’échange.

Si le plafond relatif au nombre d’actions qui peuvent être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur, Weyerhaeuser l’annoncera sur Internet à l’adresse www.WeyerhaeuserDomtarExchange.com ainsi que par communiqué au plus tard à 16 h 30 à la date d’expiration. Si le plafond est en vigueur à ce moment, le ratio d’échange correspondra au plafond et il y aura prolongation automatique de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant afin de permettre aux actionnaires de déposer leurs actions ordinaires de Weyerhaeuser ou leurs actions échangeables de Weyerhaeuser ou d’en révoquer le dépôt au cours de cette période.

Pourrai-je obtenir des ratios d’échange indicatifs au cours de la période de l’offre d’échange?

Oui. Les ratios d’échange indicatifs seront affichés sur Internet à l’adresse www.WeyerhaeuserDomtarExchange.com au plus tard à 16 h 30, heure de New York, tous les jours pendant la période de l’offre d’échange et seront calculés comme si le jour en question était la date d’expiration de l’offre d’échange. Par exemple, au plus tard à 16 h 30, heure de New York, le 15 février 2007 (le dixième jour de bourse de l’offre d’échange), Weyerhaeuser affichera un ratio d’échange indicatif établi en fonction de la moyenne du cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar le 13 février 2007 (le huitième jour de bourse), le 14 février 2007 (le neuvième jour de bourse) et le 15 février 2007 (le dixième jour de bourse). Le ratio d’échange indicatif tiendra également compte du fait que le plafond relatif au ratio d’échange décrit ci-dessus était ou n’était pas en vigueur. Vous pouvez également obtenir ces ratios d’échange indicatifs en téléphonant au numéro sans frais de l’agent d’information.

De plus, afin de faciliter la compréhension, un tableau qui indique le nombre d’actions ordinaires de la Société que vous recevriez pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser, calculé de la manière décrite ci-dessus et compte tenu du plafond, selon diverses moyennes du cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar aux dates d’évaluation est fourni à la rubrique « This Exchange Offer – Terms of this Exchange Offer. »

Qu’arrivera-t-il si les actions ordinaires de Weyerhaeuser ou les actions ordinaires de Domtar ne sont pas négociées à l’une des dates d’évaluation?	Si un événement entraînant une perturbation du marché se produit à l’égard des actions ordinaires de Weyerhaeuser ou des actions ordinaires de Domtar à l’une des dates d’évaluation, la valeur unitaire des actions ordinaires de Weyerhaeuser, des actions échangeables de Weyerhaeuser et des actions ordinaires de la Société sera calculée d’après le cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar le ou les jours de bourse, selon le cas, précédents où aucun événement entraînant une perturbation du marché ne s’est produit à l’égard des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar. Toutefois, s’il se produit un événement entraînant une perturbation du marché comme il est indiqué ci-dessus, Weyerhaeuser pourra résilier l’offre d’échange si elle estime, agissant raisonnablement que,
l’événement en question a compromis les avantages que procurerait l’offre d’échange. Pour obtenir des renseignements détaillés sur les événements qui constitueraient un événement entraînant une perturbation du marché, voir la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer. »

Y a-t-il des événements qui feraient en sorte que je recevrais moins d’actions ordinaires de la Société que le nombre que j’aurais reçu si le ratio d’échange avait été déterminé d’après le cours de clôture des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar à la date d’expiration de l’offre d’échange?

Oui. Par exemple, si le cours des actions ordinaires de Weyerhaeuser augmentait aux dates d’évaluation, la valeur unitaire calculée des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser serait sans doute inférieure au cours de clôture des actions ordinaires de Weyerhaeuser à la date d’expiration de l’offre d’échange. Par conséquent, vous pourriez recevoir moins d’actions ordinaires de la Société pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser que le nombre que vous auriez reçu que si cette valeur unitaire avait été calculée d’après le cours de clôture des actions ordinaires de Weyerhaeuser à la date d’expiration. De même, si le cours de clôture des actions ordinaires de Domtar diminuait aux dates d’évaluation, la valeur unitaire calculée des actions ordinaires de la Société serait sans doute plus élevée que le cours de clôture des actions ordinaires de Domtar à la date d’expiration. Cela pourrait également faire en sorte que vous receviez moins d’actions ordinaires de la Société pour chaque tranche de 1,00 $ d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser que le nombre que vous auriez reçu si cette valeur unitaire avait été calculée d’après le cours de clôture des actions ordinaires de Domtar à la date d’expiration de l’offre d’échange. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer. »

De plus, si le plafond relatif au nombre d’actions qui pourraient être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange et qu’il y a prolongation automatique de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant, le nombre d’actions que vous recevrez pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée correspondra au plafond et ne sera pas fonction des cours de clôture à la date d’expiration de l’offre d’échange.

La valeur des actions ordinaires de la Société que vous recevrez pourrait ne pas demeurer plus élevée que la valeur des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser que vous échangez après la date d’expiration de l’offre d’échange.

Weyerhaeuser distribuera-t-elle des fractions d’actions?	Aucune fraction d’action ordinaire de la Société ne sera livrée aux porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser. Les fractions d’actions ordinaires de la Société attribuables aux porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser seront regroupées. L’agent d’échange fera vendre les actions entières ainsi obtenues sur le marché libre ou de toute autre façon et distribuera le produit net de la vente, déduction faite des retenues d’impôt requises et des frais de courtage, des commissions et des taxes de transfert, à chaque actionnaire qui y a droit conformément à sa participation fractionnaire.

Quel est le nombre global d’actions ordinaires de la Société offertes dans le cadre de l’offre d’échange?	Weyerhaeuser estime qu’environ 281 000 000 d’actions ordinaires de la Société seront offertes dans le cadre de l’offre d’échange. Le nombre exact d’actions ordinaires de la Société que Weyerhaeuser se verra émettre, dans le cadre de la contrepartie pour l’apport à la Société, ne sera pas déterminé avant une date désignée par Weyerhaeuser et tombant au moins 10 jours ouvrables après le début de l’offre d’échange et au plus 20 jours ouvrables avant la date de réalisation de l’offre d’échange. À moins que la date d’expiration de l’offre d’échange ne soit prolongée au-delà du 19 mars 2007, le nombre exact d’actions ordinaires de la Société qui seront émises à Weyerhaeuser sera déterminé le 16 février 2007. Lorsque le nombre exact d’actions ordinaires de la Société que Weyerhaeuser se verra émettre aura été déterminé, Weyerhaeuser annoncera publiquement le nombre total d’actions ordinaires de la Société qui seront échangées contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser. Voir la rubrique « The Transactions – The Contribution ». Dans le cadre de l’offre d’échange, Weyerhaeuser offre la totalité des actions ordinaires de la Société qu’elle détiendra à la date de réalisation de l’offre d’échange.

L’obligation de Weyerhaeuser de réaliser l’offre d’échange comporte-t-elle des conditions?	Oui. L’offre d’échange est assujettie à diverses conditions énumérées à la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer. » Si l’une des conditions n’est pas remplie ou n’a pas fait l’objet d’une renonciation avant l’expiration de l’offre d’échange, Weyerhaeuser ne sera pas tenue d’accepter des actions à des fins d’échange et pourra prolonger l’offre d’échange ou y mettre fin.

Weyerhaeuser peut renoncer à des conditions de l’offre d’échange, à l’exception des conditions (1), (2) et (3) énumérées dans le premier paragraphe de la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer ». Les conditions auxquelles Weyerhaeuser ne peut renoncer sont appelées les conditions obligatoires. Pour obtenir une description des conditions importantes préalables à l’Arrangement, notamment la réception de l’approbation des actionnaires de Domtar et d’autres conditions, voir la rubrique « The Transactions – Conditions to the Transactions ».

Qu’arrive-t-il si un nombre insuffisant d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser sont déposées pour permettre à Weyerhaeuser d’échanger la totalité des actions ordinaires de la Société qu’elle détient?

La Société n’a pas le droit de renoncer à une condition de l’offre d’échange ou de faire valoir une condition de celle-ci.

Si l’offre d’échange est réalisée mais que moins de la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser sont échangées du fait que l’offre d’échange n’est pas entièrement souscrite, les actions ordinaires supplémentaires de la Société appartenant à Weyerhaeuser seront distribuées sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui demeurent en circulation après l’offre d’échange et qui ne sont pas échangées dans le cadre de celle-ci.

Au plus tard à la réalisation de l’offre d’échange, Weyerhaeuser transférera (ou fera transférer) à Mellon Investor Services LLC, par inscription en compte, la totalité des actions ordinaires de la Société

appartenant à Weyerhaeuser avec des instructions irrévocables demandant que soient livrées les actions ordinaires de la Société qui seront échangées contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange et les actions ordinaires de la Société qui seront distribuées

x

sous forme de dividende proportionnel. Si un dividende proportionnel est distribué, Mellon Investor Services LLC calculera le nombre exact d’actions ordinaires de la Société qui ne sont pas échangées dans le cadre de l’offre d’échange et qui seront distribuées sous forme de dividende proportionnel et ce nombre d’actions ordinaires de la Société sera transféré aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui y ont droit. Voir « This Exchange Offer – Dividend of any Shares of Company Common Stock Remaining after this Exchange Offer ».

Est-ce que la totalité des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser que je dépose seront acceptées dans le cadre de l’offre d’échange?

Pas nécessairement. Weyerhaeuser estime qu’environ 281 000 000 d’actions ordinaires de la Société seront offertes dans le cadre de l’offre d’échange. Selon le nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement déposées dans le cadre de l’offre d’échange et dont le dépôt n’est pas dûment révoqué et selon la valeur unitaire calculée des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société déterminée de la façon décrite ci-dessus, il se peut que Weyerhaeuser doive limiter le nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser acceptées dans le cadre de l’offre d’échange par le biais d’une procédure de calcul proportionnel. Le calcul proportionnel du nombre d’actions acceptées dans le cadre de l’offre d’échange se fera selon le mécanisme de calcul proportionnel décrit à la rubrique « This Exchange Offer – Terms of this Exchange Offer – Proration; Odd-Lots ».

Sont exclus du calcul proportionnel les actionnaires qui sont propriétaires véritables de « lots irréguliers », soit de moins de 100 actions ordinaires de Weyerhaeuser ou de moins de 100 actions échangeables de Weyerhaeuser. Les porteurs véritables de moins de 100 actions ordinaires de Weyerhaeuser ou de moins de 100 actions échangeables de Weyerhaeuser qui déposent valablement la totalité de leurs actions de la catégorie dans laquelle ils détiennent moins de 100 actions peuvent choisir d’être exclus du calcul proportionnel relativement à cette catégorie.

Dans tous les autres cas, le calcul proportionnel pour chaque actionnaire déposant dépendra (i) de la proportion que représente le nombre total d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui seront acceptées par rapport au nombre total d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement déposées et dont le dépôt n’a pas été révoqué, et (ii) du nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement déposées et dont le dépôt n’a pas été révoqué par cet actionnaire (et non du nombre total d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser dont il est propriétaire). Sauf en ce qui a trait aux lots irréguliers, le calcul proportionnel sera appliqué comme si les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser constituaient une même catégorie. Les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser qui ne sont pas acceptées à des fins d’échange par suite du calcul proportionnel seront retournées aux actionnaires déposants sans délai après la détermination du ratio de calcul proportionnel définitif.
Combien d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser celle-ci acquerra-t-elle si l’offre d’échange est réalisée?

Le nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui seront acceptées si l’offre d’échange est réalisée dépendra du ratio d’échange définitif, du nombre d’actions ordinaires de la Société offertes et du nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement

déposées et dont le dépôt n’est pas révoqué. Weyerhaeuser estime qu’environ 281 000 000 d’actions ordinaires de la Société seront offertes à des fins d’échange dans le cadre de l’offre d’échange. D’après cette estimation, le plus grand nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui pourraient être acceptées serait égal au quotient de 281 000 000 divisé par le ratio d’échange définitif. Par exemple, si le ratio d’échange définitif est de 11,1442 (le nombre maximal d’actions ordinaires de la Société qui pourraient être échangées contre une action ordinaire de Weyerhaeuser ou une action échangeable de Weyerhaeuser), alors Weyerhaeuser accepterait jusqu’à environ 25 214 909 actions ordinaires de Weyerhaeuser et actions échangeables de Weyerhaeuser au total.

Quand l’offre d’échange expire-t-elle?	La période au cours de laquelle vous êtes autorisés à déposer vos actions ordinaires de Weyerhaeuser et vos actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange expirera à minuit, heure de New York, le 2 mars 2007, à moins que Weyerhaeuser ne reporte l’expiration de l’offre d’échange. Si le plafond relatif au nombre d’actions pouvant être reçues pour chaque action ordinaire de Weyerhaeuser ou action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange, le ratio d’échange correspondra alors au plafond et il y aura prolongation obligatoire de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant. Weyerhaeuser peut aussi mettre fin à l’offre d’échange. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer – Extension; Termination ».

L’offre d’échange peut-elle être prolongée et si oui, dans quelles circonstances?	Oui. Weyerhaeuser peut prolonger l’offre d’échange à son gré mais ne compte pas le faire, sauf dans les circonstances suivantes a) si l’une des conditions de la réalisation de l’offre d’échange énumérées à la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer » n’est pas remplie ou n’a pas fait l’objet d’une renonciation avant l’expiration de l’offre d’échange, b) pour se conformer aux lois applicables ou obtenir des approbations gouvernementales ou réglementaires ou d’autres approbations ou c) pour toute période requise par une règle, un règlement, une interprétation ou une position de la SEC ou de son personnel applicable à l’offre d’échange, notamment comme il est requis dans le cadre des changements importants apportés aux modalités de l’offre d’échange ou aux renseignements concernant l’offre d’échange. En cas de prolongation de l’offre d’échange, Weyerhaeuser annoncera publiquement par voie de communiqué la prolongation au plus tard à 9 h, heure de New York, le jour ouvrable qui suit la date d’expiration prévue antérieurement. De plus, si le plafond relatif au nombre d’actions pouvant être reçues pour chaque action ordinaire de

Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange, le ratio d’échange correspondra alors au plafond et il y aura prolongation obligatoire de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant.

Comment puis-je participer à l’offre d’échange?	Les procédures que vous devez suivre pour participer à l’offre d’échange varieront selon que vous détenez vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser sous forme nominative, sans certificat par l’entremise du régime d’achat d’actions direct de Weyerhaeuser maintenu par Mellon Investor Services LLC (ces actions étant appelées actions du RAAD) ou par l’entremise d’une banque ou d’une société de fiducie ou d’un courtier. Pour obtenir des directives précises sur la façon de participer, veuillez vous reporter à la rubrique « This Exchange Offer – Terms of this Exchange Offer – Procedures for Tendering ».

Comment puis-je déposer mes actions ordinaires de Weyerhaeuser ou mes actions échangeables de Weyerhaeuser après le calcul du ratio d’échange définitif?

Sous réserve d’une prolongation obligatoire, le ratio d’échange définitif sera disponible au plus tôt entre 16 h et 16 h 30, heure de New York, à la date d’expiration. Si vous souhaitez déposer vos actions après le calcul du ratio d’échange définitif, vous devrez en général le faire au moyen de la livraison d’un avis de livraison garantie et conformément aux procédures de livraison garantie décrites à la rubrique « This Exchange Offer – Terms of this Exchange Offer – Procedures for Tendering – Guaranteed Delivery Procedures ». Dans tous les cas, vous devez obtenir une garantie Medallion d’une institution admissible américaine, dans le cas des actions ordinaires de Weyerhaeuser, ou d’une institution admissible canadienne, dans le cas des actions échangeables de Weyerhaeuser, dans chaque cas selon la forme énoncée dans l’avis de livraison garantie pertinent pour la livraison de vos actions de cette façon. Une garantie Medallion peut en général être obtenue d’une institution admissible uniquement avant la fermeture des bureaux de l’institution en cause pour la journée. Si vous détenez des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser par l’intermédiaire d’un courtier en valeurs, d’une banque commerciale, d’une société de fiducie ou d’une institution semblable, cette institution doit déposer vos actions en votre nom.

Si vous détenez vos actions ordinaires de Weyerhaeuser par l’intermédiaire d’une institution et que vous souhaitez déposer vos actions ordinaires de Weyerhaeuser après la fermeture de The Depository Trust Company, l’institution doit livrer un avis de livraison garantie à l’agent d’échange par télécopieur avant minuit, heure de New York, à la date d’expiration.

Si vous détenez vos actions échangeables de Weyerhaeuser par l’intermédiaire d’une institution et que vous souhaitez déposer vos actions échangeables de Weyerhaeuser après la fermeture de CDSX, l’institution doit livrer un avis de livraison garantie au dépositaire canadien par télécopieur avant minuit, heure de New York, à la date d’expiration.

Toute institution qui n’est pas une institution admissible devra obtenir une garantie Medallion d’une institution admissible selon la forme énoncée dans l’avis de livraison garantie pertinent dans le cadre de la livraison de ces actions.

Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer – Procedures for Tendering – Tendering Your Shares After the Final Exchange Ratio Has Been Determined ».

Puis-je déposer uniquement une partie de mes actions ordinaires de Weyerhaeuser et de mes actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange?	Oui. Vous pouvez déposer la totalité ou une partie de vos actions ordinaires de Weyerhaeuser ou de vos actions échangeables de Weyerhaeuser ou n’en déposer aucune.

Que dois-je faire si je veux conserver la totalité de mes actions ordinaires de Weyerhaeuser et de mes actions échangeables de Weyerhaeuser?	Si vous souhaitez conserver la totalité de vos actions ordinaires de Weyerhaeuser ou de vos actions échangeables de Weyerhaeuser, vous ne devez prendre aucune mesure particulière.

Puis-je changer d’idée après avoir déposé mes actions ordinaires de Weyerhaeuser et mes actions échangeables de Weyerhaeuser?	Oui. Vous pouvez révoquer le dépôt de vos actions déposées en tout temps avant l’expiration de l’offre d’échange. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer – Withdrawal Rights ». Si vous changez d’idée de nouveau, vous pouvez redéposer vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser en suivant les procédures de dépôt de nouveau avant l’expiration de l’offre d’échange.

Serai-je en mesure de révoquer le dépôt des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser déposées après la détermination du ratio d’échange définitif?	Oui. Le ratio d’échange définitif utilisé pour déterminer le nombre d’actions ordinaires de la Société que vous recevrez pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser acceptée dans le cadre de l’offre d’échange sera annoncé au plus tard à 16 h 30, heure de New York, à la date d’expiration de l’offre d’échange, soit le 2 mars 2007, à moins que l’offre d’échange ne soit prolongée ou terminée. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer ».

Vous avez le droit de révoquer le dépôt d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser déposées en tout temps avant l’expiration de l’offre d’échange. Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer – Withdrawal Rights ».

Pour révoquer le dépôt de vos actions, vous (ou, si vous détenez vos actions par l’entremise d’un courtier, d’une banque commerciale, d’une société de fiducie ou d’une institution analogue, cette institution pour votre compte) devez donner un avis écrit de révocation à l’agent d’échange, pour les actions ordinaires de Weyerhaeuser, ou au

dépositaire canadien, pour les actions échangeables de Weyerhaeuser. Les renseignements qui doivent figurer dans cet avis sont indiqués à la rubrique « This Exchange Offer – Terms of this Exchange Offer – Withdrawal Rights ».

Si vous détenez vos actions par l’entremise d’un courtier, d’une banque commerciale, d’une société de fiducie ou d’une institution analogue, vous devriez consulter cette institution sur les procédures à suivre et le délai à respecter afin que l’institution donne un avis écrit de révocation à l’agent d’échange, pour les actions ordinaires de Weyerhaeuser, ou au

dépositaire canadien, pour les actions échangeables de Weyerhaeuser, pour votre compte avant minuit, heure de New York, à la date d’expiration. Si vous détenez vos actions par l’entremise d’une institution, celle-ci doit livrer l’avis de révocation relativement aux actions dont vous souhaitez révoquer le dépôt. Dans ce cas, étant donné que vous êtes propriétaire véritable et non porteur inscrit, vous ne pourrez donner directement un avis de révocation du dépôt des actions à l’agent d’échange ou au dépositaire canadien.

Si le plafond relatif au nombre d’actions ordinaires de la Société qui peuvent être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange, le ratio d’échange correspondra alors au plafond et il y aura prolongation de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant pour vous permettre de déposer vos actions ordinaires de Weyerhaeuser et vos actions échangeables de Weyerhaeuser ou d’en révoquer le dépôt au cours de la période de prolongation, directement ou par l’entremise d’un courtier, d’une banque commerciale, d’une société de fiducie ou d’une institution analogue qui agit pour votre compte.

Comment puis-je révoquer le dépôt de mes actions ordinaires de Weyerhaeuser ou de mes actions échangeables de Weyerhaeuser après le calcul du ratio d’échange définitif?

Sous réserve d’une prolongation obligatoire, le ratio d’échange définitif sera disponible au plus tôt entre 16 h et 16 h 30, heure de New York, à la date d’expiration de l’offre d’échange. Si vous êtes le porteur inscrit d’actions ordinaires de Weyerhaeuser (ce qui comprend les personnes qui détiennent des actions attestées par certificat ou des actions du RAAD) ou des actions échangeables de Weyerhaeuser et que vous souhaitez révoquer le dépôt de vos actions après le calcul du ratio d’échange définitif, vous devez livrer un avis écrit de révocation à l’agent d’échange, dans le cas des actions ordinaires de Weyerhaeuser, ou au dépositaire canadien, dans le cas des actions échangeables de Weyerhaeuser, dans chaque cas avant minuit, heure de New York, à la date d’expiration. Aucune garantie Medallion ne sera exigée pour ces avis de révocation de dépôt. Si vous détenez des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser par l’intermédiaire d’un courtier en valeurs, d’une banque commerciale, d’une société de fiducie ou d’une institution semblable, cette institution doit livrer tout avis de révocation de dépôt en votre nom.

Si vous détenez vos actions ordinaires de Weyerhaeuser par l’intermédiaire d’une institution et que vous souhaitez révoquer le dépôt de vos actions ordinaires de Weyerhaeuser après la fermeture de The Depository Trust Company, l’institution doit livrer un avis de révocation de dépôt à l’agent d’échange avant minuit, heure de New York, à la date d’expiration suivant la forme de l’avis de révocation de dépôt de The Depository Trust Company et vous devez préciser le nom et le numéro du compte tenu auprès de The Depository Trust Company auquel les actions dont le dépôt a été révoqué doivent être créditées et vous devez par ailleurs respecter les procédures de celle-ci.

Si vous détenez vos actions échangeables de Weyerhaeuser par l’intermédiaire d’une institution et que vous souhaitez révoquer le dépôt de vos actions échangeables de Weyerhaeuser après la fermeture de

CDSX, vous devez livrer un avis de révocation de dépôt au dépositaire canadien, avec copie à CDS, avant minuit, heure de New York, à la date d’expiration et vous devez préciser le nom et le numéro du compte tenu auprès de CDS auquel les actions dont le dépôt a été révoqué doivent être créditées et par ailleurs respecter les procédures de celle-ci.

Voir la rubrique « This Exchange Offer – Terms of this Exchange Offer – Withdrawal Rights – Withdrawing Your Shares After the Final Exchange Ratio Has Been Determined ».

Les actions ordinaires de la Société que je reçois dans le cadre de l’offre d’échange seront-elles imposables?

Les actionnaires de Weyerhaeuser ne comptabiliseront généralement aucun gain ni aucune perte aux fins de l’impôt sur le revenu fédéral des États-Unis par suite de l’offre d’échange, sauf les gains ou les pertes attribuables à la réception d’espèces au lieu d’une fraction d’action ordinaire de la Société reçue dans le cadre de l’offre d’échange. Les porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui résident au Canada seront toutefois probablement assujettis à l’impôt sur le revenu du Canada à la réception d’actions ordinaires de la Société. Certains importants actionnaires étrangers peuvent également devoir comptabiliser des gains aux fins de l’impôt sur le revenu fédéral des États-Unis par suite de l’offre d’échange si Weyerhaeuser est considérée comme une « société de portefeuille immobilière américaine » (United States real property holding corporation).

VOUS DEVRIEZ CONSULTER VOTRE CONSEILLER EN FISCALITÉ POUR OBTENIR UNE DESCRIPTION COMPLÈTE DES INCIDENCES FISCALES QUE PEUT AVOIR POUR VOUS L’OFFRE D’ÉCHANGE.

Les importantes incidences fiscales fédérales des États-Unis de l’offre d’échange sont décrites de façon plus détaillée à la rubrique « This Exchange Offer – Material U.S. Federal Income Tax Consequences ».

Des droits à l’évaluation sont-ils prévus pour les porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser?	Aucun droit à l’évaluation n’est prévu pour les porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange.

Avec qui dois-je communiquer pour obtenir de l’information sur l’offre d’échange?	Vous pouvez appeler l’agent d’information, Innisfree M&A Incorporated au 877-750-9497 (pour les actionnaires anglophones), au 877-825-8777 (pour les actionnaires francophones) et au 212-750-5833 (pour les banques et les courtiers), pour poser des questions sur l’offre d’échange ou demander des documents supplémentaires, dont des exemplaires du prospectus – de l’offre d’échange et de la lettre d’envoi applicable (y compris les instructions qui s’y rapportent).

Questions et réponses sur les Transactions

Les questions et réponses qui suivent mettent en lumière des renseignements choisis concernant le transfert d’actifs canadiens, l’Apport, la Distribution, l’Arrangement et les transactions connexes décrites dans le prospectus – l’offre d’échange. Pour obtenir une description plus complète des conditions du transfert d’actifs canadiens, de l’Apport, de la Distribution, de l’Arrangement et des transactions connexes, veuillez lire en entier le prospectus – l’offre d’échange et les documents auxquels le présent document renvoie. Voir « Where You Can Find More Information ».

Comment les Transactions seront-elles réalisées?	Les Transactions seront réalisées au moyen d’une série d’étapes décrites à la rubrique « The Transactions » et appelées transfert d’actifs canadiens, Apport, Distribution et Arrangement.

Qu’arrivera-t-il dans le cadre du transfert d’actifs canadiens?	Avant l’Apport, Compagnie Weyerhaeuser Limitée et Weyerhaeuser Saskatchewan Ltd., deux filiales canadiennes de Weyerhaeuser, transféreront certains de leurs actifs reliés aux papiers fins et actifs connexes à une filiale de Nouco Canada Échangeco, et celle-ci prendra en charge certains de leurs passifs reliés aux papiers fins et passifs connexes. Voir la rubrique « The Canadian Asset Transfer Agreement ».

Qu’arrivera-t-il dans le cadre de l’Apport?

L’Apport comportera deux étapes distinctes.

Premièrement, Weyerhaeuser transférera à Nouco certains de ses actifs reliés aux papiers fins et actifs connexes en échange de l’émission d’intérêts supplémentaires dans une société à responsabilité limitée de Nouco à Weyerhaeuser et de la prise en charge par Nouco de certains passifs reliés aux papiers fins et passifs connexes de Weyerhaeuser.

Deuxièmement, Weyerhaeuser transférera à la Société la totalité des intérêts émis et en circulation de Nouco dans la société à responsabilité limitée en échange de 1,35 G$ en espèces et en actions ordinaires de la Société.

À la suite de l’Apport, la Société détiendra et exploitera indirectement le secteur des papiers fins de Weyerhaeuser par l’entremise de Nouco, qui sera devenue une filiale en propriété exclusive de la Société. Voir la rubrique « The Transactions – The Contribution ».

Qu’arrivera-t-il au cours de la Distribution?	À la suite de l’Apport, Weyerhaeuser distribuera la totalité des actions ordinaires émises et en circulation de la Société aux actionnaires de Weyerhaeuser. La Distribution surviendra aux termes de l’offre d’échange et, si l’offre d’échange n’est pas entièrement souscrite ou n’est pas réalisée, d’un dividende composé des actions de la Société non échangées. Voir les rubriques « The Transactions – The Distribution » et « This Exchange Offer ».

Qu’arrivera-t-il au cours de l’Arrangement?	À la suite de l’Apport et de la Distribution, la Société et Domtar mettront en œuvre un plan d’arrangement en vertu de la législation canadienne aux termes duquel toutes les actions ordinaires de Domtar (autres que les actions détenues par un porteur exerçant ses droits à la dissidence) seront échangées, à raison de une contre une, contre des actions ordinaires de catégorie B.

Immédiatement après l’échange d’actions ordinaires de Domtar contre des actions ordinaires de catégorie B, chacune de ces actions ordinaires de catégorie B sera acquise par Nouco Canada Échangeco en échange d’une action ordinaire de la Société. Certains porteurs canadiens

d’actions ordinaires de catégorie B d’Offreco peuvent choisir de recevoir, au lieu d’une action ordinaire de la Société, une action échangeable de Nouco Canada Échangeco, qui sera échangeable en tout temps au gré du porteur contre une action ordinaire de la Société.

Immédiatement après la réalisation des Transactions, notamment l’Arrangement avec Domtar, environ 55 % des actions ordinaires de la Société en circulation après dilution seront détenues par des actionnaires de Weyerhaeuser ou d’anciens actionnaires de Weyerhaeuser et environ 45 % seront détenues par d’anciens actionnaires de Domtar.

Quelles sont les approbations d’actionnaires requises dans le cadre des Transactions?	L’Arrangement ne peut être réalisé à moins que la convention relative aux Transactions, le plan d’arrangement et l’Arrangement ne soient approuvés par le vote affirmatif des actionnaires et des titulaires d’options de Domtar. Voir la rubrique « The Transactions – Conditions to the Transactions ».

Le vote des actionnaires de Weyerhaeuser n’est pas requis ou demandé dans le cadre des Transactions. Weyerhaeuser ne vous demande pas de désigner un fondé de pouvoir ni d’envoyer une procuration.

Les Transactions comportent-elles d’autres conditions?	Oui. En plus d’être approuvée par les actionnaires et les titulaires d’options de Domtar, la réalisation de la Distribution et de l’Arrangement est assujettie à des conditions d’usage, notamment l’entrée en vigueur de certains dépôts auprès de la SEC, l’approbation du plan d’arrangement par la Cour supérieure du Québec, la réception d’un avis fiscal des conseillers juridiques de Weyerhaeuser, la signature de la facilité d’emprunt à terme non garantie à trois mois décrite à la rubrique « Financing » et la réception du produit de celle-ci d’un capital de 1,35 G$, la signature des facilités de crédit décrites à la rubrique
« Financing », l’approbation de l’inscription des actions échangeables de Nouco Canada Échangeco à la cote de la Bourse de Toronto et l’acceptation par la Bourse de Toronto du fait que les actions ordinaires de catégorie B de Nouco Canada Échangeco seront, au moment de leur émission, inscrites à des fins de négociation. Voir la rubrique « The Transactions – Conditions to the Transactions ».

Les Transactions comportent-elles des risques?	Oui. Il se peut que la société issue du regroupement ne tire pas les avantages prévus des Transactions en raison des risques et incertitudes décrits à la rubrique « Risk Factors » et à la rubrique « Special Note Concerning Forward-Looking Statements ». Ces risques comprennent notamment les risques relatifs à l’incertitude entourant la capacité de la Société d’intégrer avec succès le secteur des papiers fins de Weyerhaeuser à l’entreprise de Domtar, aux incertitudes relatives au rendement de la société issue du regroupement et à l’endettement de la Société après la réalisation des Transactions.

Quand la Distribution surviendra-t-elle?	La Distribution surviendra immédiatement avant l’Arrangement après que toutes les conditions préalables à la Distribution et à l’Arrangement auront été remplies ou auront fait l’objet d’une renonciation.

Quand l’Arrangement surviendra-t-il?	L’Arrangement devrait survenir à la date de réalisation de l’offre d’échange. Toutefois, il se peut que les conditions de l’Arrangement ne soient pas remplies et que l’Arrangement n’ait pas lieu, auquel cas il sera mis fin à l’offre d’échange sans que des actions ne soient échangées. Pour obtenir une description des conditions de l’Arrangement, se reporter à la rubrique « The Transactions – Conditions to the Transactions ».

Le nombre d’actions ordinaires de Weyerhaeuser dont je suis propriétaire changera-t-il par suite de la Distribution?	Le nombre d’actions de Weyerhaeuser dont vous êtes propriétaire diminuera dans la mesure où ces actions sont déposées et échangées contre des actions ordinaires de la Société dans le cadre de l’offre d’échange.

Où les actions de la Société seront-elles inscrites?	La Société a été autorisée à inscrire ses actions ordinaires à la cote de la New York Stock Exchange et a demandé l’inscription de ces actions à la Bourse de Toronto, dans chaque cas sous le symbole « UFS ».

Quelle est la relation actuelle entre la Société et Domtar?	La Société est actuellement une filiale en propriété exclusive de Weyerhaeuser et a été constituée à titre de société du Delaware en août 2006 en vue de détenir indirectement le secteur des papiers fins de Weyerhaeuser et de réaliser l’Arrangement avec Domtar. Avant l’Arrangement, toutefois, il n’existe aucune relation entre la Société et Domtar, outre le fait qu’elles sont toutes deux parties à la convention relative aux Transactions.

SOMMAIRE

Le sommaire qui suit contient des renseignements provenant du prospectus – de l’offre d’échange. Il ne contient pas tous les renseignements sur la Distribution des actions ordinaires de la Société aux actionnaires de Weyerhaeuser, notamment des renseignements qui peuvent être importants pour vous. Pour obtenir de l’information sur la Distribution ainsi que les activités et la situation financière de la Société, de Weyerhaeuser et de Domtar, vous devriez examiner attentivement le prospectus – l’offre d’échange en entier et les documents auxquels ce document renvoie. Voir la rubrique « Where You Can Find More Information ».

Les sociétés

Domtar Corporation

Domtar Corporation

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Téléphone : 253-924-2345

Domtar Corporation (auparavant connue sous la dénomination de Weyerhaeuser TIA, Inc. et appelée aux présentes la Société) est actuellement une filiale en propriété exclusive de Weyerhaeuser et a été constituée en sa forme actuelle comme société du Delaware en août 2006 en vue de détenir indirectement le secteur des papiers fins de Weyerhaeuser et de réaliser l’Arrangement avec Domtar. Le secteur des papiers fins de Weyerhaeuser est actuellement exploité par Weyerhaeuser, mais il sera transféré à Nouco et à la filiale de Nouco Canada Échangeco avant la Distribution et l’Arrangement. Weyerhaeuser transférera par la suite les intérêts de société à responsabilité limitée dans Nouco à la Société. Le prospectus – l’offre d’échange décrit la Société comme si elle détenait le secteur des papiers fins de Weyerhaeuser (indirectement par l’entremise de Nouco) pour toutes les périodes et les dates présentées. La description de la Société dans le prospectus – l’offre d’échange ne comprend pas l’entreprise de Domtar. Pour obtenir des renseignements sur Domtar et l’effet pro forma de l’Arrangement sur la Société, se reporter aux rubriques « Selected Historical Financial Data of Domtar », « Unaudited Pro Forma Condensed Combined Financial Information of the Company », « Business of the Combined Company », « Business of Domtar », et « Where You Can Find More Information ».

La Société fabrique et vend principalement des papiers fins, y compris des papiers de pâte maigre non couchés et des papiers de pâte mécanique couchés. Sur le plan de la capacité de production, la Société est le deuxième fabricant intégré de papiers de pâte maigre non couchés en Amérique du Nord et le troisième au monde; elle compte six usines de papiers de pâte maigre non couchés aux États-Unis et deux au Canada (dont une n’est actuellement pas en exploitation) et une usine de papiers de pâte mécanique couchés aux États-Unis.

La Société fabrique également de la pâte à papier dans plusieurs de ses usines de papier, de la pâte en flocons à son usine de pâte de Plymouth, en Caroline du Nord, et de la pâte à papier et de la pâte pour usages spéciaux à son usine de pâte située à Kamloops, en Colombie-Britannique. La pâte en flocons et la pâte pour usages spéciaux sont vendues à des tiers. La pâte à papier est vendue uniquement si la Société en produit plus qu’il est nécessaire pour répondre aux besoins internes de ses usines de papier.

La Société a généré des produits de 3,3 G$ au cours de 2005 et de 2,4 G$ au cours de la période de 39 semaines terminée le 24 septembre 2006; les produits générés par la pâte et les produits de papiers fins représentaient environ 94 % des produits obtenus pour les deux périodes. Outre son entreprise de pâte et de papiers fins, la Société fabrique des produits de bois d’œuvre. Voir la rubrique « Business of the Company ».

Weyerhaeuser Company

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Téléphone : 253-924-2345

Les principales activités de Weyerhaeuser Company sont la culture et la récolte du bois, la fabrication, la distribution et la vente de produits forestiers ainsi que le développement et la construction immobiliers. Ses segments commerciaux comprennent les terrains forestiers (qui comprennent les billes, les copeaux et le bois en grume), les produits du bois (qui comprennent le bois d’œuvre, le contreplaqué, le placage, les panneaux OSB, le bois d’œuvre de feuillus, le bois d’ingénierie, les matières premières et la distribution de matériaux de construction), la fibre cellulosique et les papiers blancs (qui comprennent les pâtes, les papiers et les cartons pour l’emballage des liquides), le carton-caisse, les emballages et le recyclage, l’immobilier et les actifs connexes et le siège social et autres. Weyerhaeuser a dégagé des produits de 22,0 G$ au cours de 2005 et de 16,2 G$ au cours de la période de 39 semaines terminée le 24 septembre 2006. Voir la rubrique « Where You Can Find More Information ».

Domtar Inc.

Domtar Inc.

395, boul. de Maisonneuve Ouest

Montréal (Québec)

Canada H3A 1L6

Téléphone : 514-848-5400

Sur le plan de la capacité de production, Domtar Inc. (également appelée dans les présentes Domtar) est le troisième fabricant intégré de papiers de pâte maigre non couchés en Amérique du Nord et le quatrième au monde; elle compte quatre usines de pâtes et papiers au Canada (dont une n’est actuellement pas en exploitation) et cinq aux États-Unis. Son secteur du papier est son secteur d’activités le plus important et représentait 62 % de son chiffre d’affaires consolidé en 2005 (à l’exclusion de 50 % du chiffre d’affaires de Norampac Inc., qui devaient être inclus dans les états financiers consolidés de Domtar conformément aux PCGR canadiens) ou 68 % lorsqu’on tient compte des ventes de papier de Domtar réalisées par l’entremise de son secteur des marchands de papiers. Outre son entreprise de papiers, Domtar fabrique et commercialise du bois d’œuvre et des produits dérivés du bois à valeur ajoutée et exploite une entreprise de marchands de papier, qui englobe l’achat, l’entreposage, la vente et la distribution de divers produits de papier fabriqués par Domtar et d’autres fabricants. Avant le 29 décembre 2006, Domtar était également propriétaire d’une participation de 50 % dans Norampac Inc. (Norampac), coentreprise du secteur des emballages. Le 29 décembre 2006, Domtar a vendu sa participation dans Norampac à Cascades Inc. contre une contrepartie en espèces de 560 M$ CA (soit 480,6 M$ US selon un taux de change de 1,1652 dollar canadien par dollar américain, d’après le cours acheteur affiché à midi par la Federal Reserve Bank de New York le 29 décembre 2006). Le produit net après impôts de la vente servira principalement à réduire la dette qu’engagera la Société dans le cadre des Transactions ou à rembourser les dettes existantes de Domtar. Voir les rubriques « Business of Domtar » et « Where You Can Find More Information ».

Les Transactions

Le 23 août 2006, Weyerhaeuser et Domtar ont annoncé la conclusion de contrats prévoyant le regroupement du secteur des papiers fins de Weyerhaeuser avec Domtar. Le texte qui suit décrit la séquence des événements importants relatifs au regroupement.

Étape 1

Le transfert d’actifs canadiens

Compagnie Weyerhaeuser Limitée et Weyerhaeuser Saskatchewan Ltd., deux filiales canadiennes de Weyerhaeuser, transféreront certains de leurs actifs reliés aux papiers fins et actifs connexes à une filiale de Nouco Canada Échangeco, qui assumera certains des passifs reliés aux papiers fins et passifs connexes de Compagnie Weyerhaeuser Limitée et de Weyerhaeuser Saskatchewan Ltd. Voir la rubrique « The Canadian Asset Transfer Agreement. »

Étape 2

L’apport à Nouco

Weyerhaeuser transférera certains de ses actifs reliés aux papiers fins et actifs connexes des États-Unis à Nouco, en échange de l’émission d’intérêts supplémentaires dans une société à responsabilité limitée de Nouco à Weyerhaeuser et de la prise en charge par Nouco de certains passifs reliés aux papiers fins et passifs connexes de Weyerhaeuser. Voir la rubrique « The Transactions – The Contribution ».

Étape 3	Le financement intermédiaire La Société tirera 1,35 G$ aux termes d’une facilité d’emprunt à terme non garantie à trois mois. Voir la rubrique « Financing ».

Étape 4

L’apport à la Société

Weyerhaeuser transférera à la Société la totalité des intérêts émis et en circulation dans une société à responsabilité limitée de Nouco en échange de (x) de 1,35 G$ en espèces et (y) d’un nombre d’actions ordinaires de la Société, déterminé à l’aide d’une formule précisée dans la convention relative à l’apport et à la distribution. Voir la rubrique « The Transactions – The Contribution ».

Étape 5

L’inscription

Les actions ordinaires de la Société seront inscrites à la cote de la New York Stock Exchange et, sous réserve de l’approbation de la Bourse de Toronto, à celle de la Bourse de Toronto sous le symbole « UFS ». Voir la rubrique « The Transactions – Listing and Trading of the Company Common Stock ».

Étape 6

La Distribution

Weyerhaeuser distribuera la totalité des actions ordinaires émises et en circulation de la Société à ses actionnaires. La Distribution sera effectuée aux termes de l’offre d’échange et si l’offre d’échange n’est pas entièrement souscrite, sous forme d’un dividende composé des actions ordinaires de la Société non échangées. Si l’offre d’échange n’est pas réalisée pour quelque raison que ce soit, Weyerhaeuser compte distribuer la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser sous forme de dividende proportionnel. Voir les rubriques « The Transactions – The Distribution » et « This Exchange Offer ».

Étape 7

L’Arrangement

La Société et Domtar réaliseront un plan d’arrangement conformément à l’article 192 de la Loi canadienne sur les sociétés par actions aux termes duquel la Société deviendra le propriétaire indirect de la totalité des actions ordinaires de Domtar en circulation. Voir la rubrique « The Transactions – The Arrangement ».

Étape 8

Le financement de la Société

La facilité d’emprunt à terme non garantie à trois mois sera convertie afin de devenir partie de la facilité d’emprunt à terme garantie de premier rang à sept ans. Voir la rubrique « Financing ».

Les diagrammes qui suivent illustrent de façon simplifiée la structure organisationnelle existante, la structure organisationnelle suivant immédiatement l’Apport et la Distribution et la structure organisationnelle suivant immédiatement l’Arrangement.

La Société après les Transactions

Immédiatement après la réalisation des Transactions, la Société sera une société ouverte indépendante; environ 55 % de ses actions appartiendront aux actionnaires de Weyerhaeuser ou à d’anciens actionnaires de Weyerhaeuser et environ 45 % de ses actions appartiendront à d’anciens actionnaires de Domtar, dans chaque cas après dilution. La Société sera une société de portefeuille qui sera le propriétaire-exploitant, direct ou indirect, du secteur des papiers fins de Weyerhaeuser et de l’entreprise de Domtar.

Dans le cadre des Transactions, Weyerhaeuser, la Société et/ou leurs filiales respectives concluront également une convention de partage fiscal, une convention de licence de propriété intellectuelle, une convention de services de transition, une convention d’approvisionnement de Plymouth en copeaux de pin, une convention d’approvisionnement de Plymouth en copeaux à brûler, une convention d’approvisionnement de Colombus en copeaux de pin, des conventions d’approvisionnement en fibres au Canada, une convention de vente de pâte liquide et des conventions de services aux sites. Ces dernières se rapporteront aux installations de Colombus, au Mississippi, de Plymouth, en Caroline du Nord, et de Kamloops, en Colombie-Britannique, partagées avec Weyerhaeuser, Compagnie Weyerhaeuser Limitée ou Weyerhaeuser Saskatchewan Ltd. De plus, la Société prévoit conclure une convention d’achat conjointe avec Weyerhaeuser. Voir la rubrique « The Company’s Relationship With Weyerhaeuser After the Distribution ».

Nombre d’actions ordinaires de la Société qui seront distribuées aux actionnaires de Weyerhaeuser

La convention relative à l’apport et à la distribution prévoit que la Société émettra à Weyerhaeuser, dans le cadre de la contrepartie pour l’apport à la Société, un nombre d’actions ordinaires de la Société égal A) au produit (i) du nombre d’actions ordinaires de Domtar en circulation après dilution à la date de calcul, soit le jour ouvrable désigné par Weyerhaeuser et tombant au moins 10 jours ouvrables après le début de l’offre d’échange et au plus 20 jours ouvrables avant la date de réalisation de l’offre d’échange, multiplié par (ii) 11/9, moins B) la somme (i) du nombre global d’actions ordinaires de la Société pouvant être émises aux termes des attributions d’actions de la Société qui seront émises aux employés de la Société anciennement au service de Weyerhaeuser et qui choisissent de transformer leurs attributions d’actions de Weyerhaeuser en attributions d’actions de la Société et (ii) du nombre d’actions ordinaires de la Société en circulation avant l’Apport.

Weyerhaeuser offre d’échanger la totalité de ses actions ordinaires de la Société contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange. D’après la formule décrite ci-dessus, Weyerhaeuser estime actuellement qu’elle détiendra environ 281 000 000 d’actions ordinaires de la Société après l’Apport à la Société. Toutefois, le nombre exact d’actions ordinaires de la Société détenues par Weyerhaeuser sera déterminé de façon définitive selon le nombre d’actions ordinaires de Domtar en circulation (après dilution) à la date de calcul et le nombre d’actions ordinaires de Weyerhaeuser, sous réserve des attributions d’actions de Weyerhaeuser que les employés de Weyerhaeuser choisissent de transformer en attributions d’actions de la Société (voir la rubrique « The Transaction Agreement – Treatment of Weyerhaeuser Equity Awards »). Par conséquent, le nombre exact d’actions ordinaires de la Société détenues par Weyerhaeuser qui seront échangées dans le cadre de l’offre d’échange différera de l’estimation réalisée par Weyerhaeuser si le nombre d’actions ordinaires de Domtar en circulation et d’attributions en actions en cours de validité transformées de Weyerhaeuser et de Domtar à la date de calcul diffère du nombre supposé dans l’estimation de Weyerhaeuser. Le nombre d’actions ordinaires de Domtar et les attributions en actions transformées de Weyerhaeuser et de Domtar ne devraient pas changer de façon importante, car ni Weyerhaeuser ni Domtar ne compte actuellement émettre d’actions avant la date de calcul autrement que sous forme d’attributions incitatives en actions dans le cours normal des affaires. Voir « The Transaction Agreement – Treatment of Domtar Equity Awards » et « The Transactions – The Contribution – Determination of Number of Shares of Company Common Stock to be Issued to Weyerhaeuser ».

Weyerhaeuser annoncera publiquement le nombre exact d’actions ordinaires de la Société offertes à des fins d’échange dans le cadre de l’offre d’échange sans délai après qu’il aura été déterminé à la date de calcul. À moins que la date d’expiration de l’offre d’échange ne soit prolongée au-delà du 19 mars 2007, on déterminera le nombre exact d’actions ordinaires de la Société que Weyerhaeuser se verra émettre le 16 février 2007.

Modalités et conditions de l’offre d’échange

Weyerhaeuser offre aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser l’occasion d’échanger chacune de ces actions contre des actions ordinaires de la Société. Vous pouvez déposer la totalité ou une partie de vos actions ordinaires de Weyerhaeuser ou de vos actions échangeables de Weyerhaeuser ou n’en déposer aucune.

Les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser valablement déposées dont le dépôt n’est pas révoqué seront acceptées à des fins d’échange selon le ratio d’échange déterminé de la façon décrite à la rubrique « This Exchange Offer – Terms of this Exchange Offer », conformément aux modalités et aux conditions de l’offre d’échange et sous réserve des limites décrites ci-après, notamment les dispositions relatives au calcul proportionnel. Weyerhaeuser retournera sans délai les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser qui ne sont pas acceptées à des fins d’échange après l’expiration de l’offre d’échange et l’établissement du ratio définitif de calcul proportionnel, le cas échéant, décrit ci-après.

À des fins indicatives, le tableau ci-dessous fait état du nombre d’actions ordinaires de la Société que vous recevriez par action ordinaire de Weyerhaeuser ou par action échangeable de Weyerhaeuser, calculé sur la base décrite à la rubrique « This Exchange Offer – Terms of this Exchange Offer » et compte tenu du plafond, dans l’hypothèse d’une fourchette de moyennes des cours moyens pondérés en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar aux dates d’évaluation. La première ligne du tableau ci-dessous fait état de valeurs unitaires calculées indicatives des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société et du ratio d’échange indicatif qui auraient été en vigueur après la clôture officielle des négociations à la New York Stock Exchange le 1er février 2007, d’après le cours moyen pondéré en fonction du volume quotidien des actions ordinaires de Weyerhaeuser et des actions ordinaires de Domtar le

30 janvier 2007, le 31 janvier 2007 et le 1er février 2007. Le tableau fait également état des incidences d’une hausse ou d’une baisse de 5 % de la valeur unitaire calculée des actions ordinaires de Weyerhaeuser ou des actions ordinaires de la Société, ou des deux, d’après des changements par rapport aux valeurs du 1er février 2007.

Actions ordinaires de Weyerhaeuser	Actions ordinaires de Domtar	Valeur unitaire calculée des actions ordinaires de Weyerhaeuser	Valeur unitaire calculée des actions ordinaires de la Société	Actions ordinaires de la Société par action ordinaire de Weyerhaeuser ou action échangeable de Weyerhaeuser déposée	Ratio de la valeur calculée1)
Au 1er février 2007	Au 1er février 2007	75,0433	8,2137	10,1515	1,11
Baisse de 5%	Hausse de 5%	71,2911	8,6244	9,1847	1,11
Baisse de 5%	Inchangé	71,2911	8,2137	9,6439	1,11
Baisse de 5%	Baisse de 5%	71,2911	7,8030	10,1515	1,11
Inchangé	Hausse de 5%	75,0433	8,6244	9,6681	1,11
Inchangé	Baisse de 5%	75,0433	7,8030	10,6858	1,11
Hausse de 5%	Hausse de 5%	78,7955	8,6244	10,1515	1,11
Hausse de 5%	Inchangé	78,7955	8,2137	10,6591	1,11
Hausse de 5%	Baisse de 5%	78,7955	7,8030	11,14422)	1,10

1)	Le ratio de la valeur calculée est égal (i) à la valeur unitaire calculée des actions ordinaires de la Société multipliée par le ratio d’échange, divisé par (ii) la valeur unitaire calculée des actions ordinaires de Weyerhaeuser.

2)	Selon ce scénario, le plafond est en vigueur. Sans le plafond, le ratio d’échange aurait été de 11,2201 actions ordinaires de la Société par action ordinaire de Weyerhaeuser ou par action échangeable de Weyerhaeuser déposée. Selon ce scénario, Weyerhaeuser annoncerait que le plafond au nombre d’actions pouvant être reçues pour chaque action ordinaire de Weyerhaeuser ou action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de l’offre d’échange au plus tard à 16 h 30, heure de New York, à la date d’expiration, le ratio d’échange serait fixé à la limite et l’offre d’échange serait prolongée jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant.

Pendant la période de trois mois du 1er novembre 2006 au 1er février 2007, le cours de clôture le plus élevé des actions ordinaires de Weyerhaeuser à la New York Stock Exchange s’est élevé à 75,57 $ et le cours de clôture le moins élevé des actions ordinaires de Domtar à la New York Stock Exchange s’est élevé à 6,56 $. Si la valeur unitaire calculée des actions ordinaires de Weyerhaeuser et des actions ordinaires de la Société était égale à ces cours de clôture, vous ne recevriez que le plafond de 11,1442 actions ordinaires de la Société pour chaque action ordinaire de Weyerhaeuser ou action échangeable de Weyerhaeuser déposée et la valeur de ces actions ordinaires de la Société, d’après le cours des actions ordinaires de Domtar, aurait été inférieure à la valeur des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser acceptées aux fins d’échange (environ 0,97 $ d’actions ordinaires de la Société par tranche de 1,00 $ d’actions de Weyerhaeuser acceptées aux fins d’échange).

Prolongation, expiration

L’offre d’échange et vos droits de révocation expireront à minuit, heure de New York, le 2 mars 2007, à moins que l’offre d’échange ne soit prolongée. Vous devez déposer vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser avant ce moment si vous souhaitez participer à l’offre d’échange. Weyerhaeuser peut prolonger l’offre d’échange ou y mettre fin comme il est décrit dans le prospectus – l’offre d’échange.

Prolongation obligatoire

Si le plafond relatif au nombre d’actions qui peuvent être reçues pour chaque action ordinaire de Weyerhaeuser ou chaque action échangeable de Weyerhaeuser déposée est en vigueur à l’expiration de la période de l’offre d’échange; le ratio d’échange correspondra alors au plafond et il y aura prolongation obligatoire de l’offre d’échange jusqu’à minuit, heure de New York, le deuxième jour de bourse suivant.

Si l’offre d’échange est prolongée (obligatoirement ou autrement), Weyerhaeuser annoncera publiquement par communiqué la prolongation au plus tard à 9 h, heure de New York, le jour ouvrable suivant la date d’expiration prévue antérieurement.

Conditions de réalisation de l’offre d’échange

L’obligation de Weyerhaeuser d’échanger des actions ordinaires de la Société contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser est soumise aux conditions énumérées à la rubrique « This Exchange Offer – Conditions for Consummation of this Exchange Offer », notamment le respect des conditions de l’Arrangement, ce qui comprend notamment l’approbation du plan d’arrangement par les actionnaires de Domtar. Pour obtenir une description des conditions importantes préalables à l’Arrangement, se reporter à la rubrique « The Transactions – Conditions to the Transactions ».

Weyerhaeuser peut renoncer à n’importe quelle des conditions de l’offre d’échange, à l’exception des conditions obligatoires. La Société n’a pas le droit de renoncer aux conditions de l’offre d’échange ou de les faire valoir.

Calcul proportionnel, lots irréguliers

Si, à l’expiration de l’offre d’échange, les actionnaires de Weyerhaeuser ont valablement déposé plus d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser que Weyerhaeuser n’est en mesure d’accepter aux fins d’échange (compte tenu du ratio d’échange et du nombre total d’actions ordinaires de la Société dont Weyerhaeuser est propriétaire), Weyerhaeuser acceptera proportionnellement aux fins d’échange les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser valablement déposées et dont le dépôt n’aura pas été révoqué par chaque actionnaire déposant, en fonction de la proportion que représente le nombre total d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui seront acceptées par rapport au nombre total d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement déposées et dont le dépôt n’aura pas été révoqué (arrondi au nombre entier le plus près d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser et sous réserve des ajustements nécessaires pour faire en sorte que toutes les actions ordinaires de la Société dont Weyerhaeuser est propriétaire soient échangées), sauf pour les dépôts de lots irréguliers, comme on le décrit ci-après. Aux fins du calcul proportionnel, les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser seront considérées comme une même catégorie.

Weyerhaeuser annoncera le ratio du calcul proportionnel par communiqué dès que possible après la date d’expiration. À la détermination du nombre d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser valablement déposées à des fins d’échange, Weyerhaeuser annoncera les résultats finaux, notamment le ratio définitif de calcul proportionnel.

Les porteurs véritables de moins de 100 actions ordinaires de Weyerhaeuser ou de moins de 100 actions échangeables de Weyerhaeuser qui déposent valablement la totalité de leurs actions de la catégorie dans laquelle ils détiennent moins de 100 actions peuvent choisir d’être exclus du calcul proportionnel relativement à cette catégorie en remplissant la case de la lettre d’envoi applicable intitulée « Odd-Lot Shares ». La totalité de vos actions de lots irréguliers seront acceptées à des fins d’échange sans calcul proportionnel si Weyerhaeuser réalise l’offre d’échange.

Fractions d’actions

On ne remettra pas de fractions d’actions ordinaires de la Société dans le cadre de l’offre d’échange. L’agent d’échange regroupera les fractions d’actions et les fera vendre sur le marché libre. Vous recevrez le produit, s’il en est, tiré de la vente de ces actions conformément à votre participation fractionnaire, déduction faite des retenues d’impôt, des frais de courtage, des commissions et des taxes de transfert nécessaires.

Droits d’achat d’actions privilégiées

Dans le cadre de la réalisation des Transactions, la Société conclura une convention de droits avec Computershare Trust Company, N.A., à titre d’agent des droits aux termes de laquelle chaque action ordinaire de la Société se verra assortie d’un droit d’achat d’actions privilégiées qui représente le droit d’acheter, dans des circonstances données et moyennant 24 $, un millième d’action privilégiée de série A de la Société, d’une valeur nominale de 0,01 $ par action. Si un porteur d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser (autre qu’un porteur qui est ou demeure admissible au dépôt d’une Schedule 13G en vertu de la Loi de 1934 relativement aux actions ordinaires de la Société) devient propriétaire véritable de 10 % ou plus des actions ordinaires en circulation de la Société, tous les droits d’achat d’actions privilégiées émis aux termes de la convention de droits (autres que les droits dont le porteur acquéreur est propriétaire véritable) pourront être exercés, de sorte que les porteurs de droits d’achat d’actions privilégiées (autres que le porteur lui-même) auront le droit d’acheter le nombre d’actions ordinaires de la Société dont la valeur marchande correspond au double du prix d’exercice du droit, ce qui pourrait diluer considérablement le nombre d’actions ordinaires de la Société dont le porteur acquéreur est propriétaire. Voir la rubrique « Certain Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, By-Laws and Rights Plan and of Delaware Law – Certificate of Incorporation, By-Laws and Rights Plan ».

Procédures de dépôt

Pour déposer valablement vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser en réponse à l’offre d’échange, vous devez vous conformer aux directives qui suivent avant l’expiration de l’offre d’échange :

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Si vous détenez des actions ordinaires de Weyerhaeuser, vous devez livrer à l’agent d’échange à une adresse indiquée dans la lettre d’envoi pour les actions ordinaires de Weyerhaeuser une lettre d’envoi dûment remplie et signée (ou un fac-similé de celle-ci signé à la main) accompagnée des garanties de signature requises et des autres documents requis et, pour les actions détenues sous forme nominative, des certificats représentant les actions ordinaires de Weyerhaeuser déposées.

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Si vous détenez des actions échangeables de Weyerhaeuser, vous devez livrer au dépositaire canadien à une adresse indiquée dans la lettre d’envoi pour les actions échangeables de Weyerhaeuser une lettre d’envoi dûment remplie et signée (ou un fac-similé de celle-ci signé à la main) accompagnée des garanties de signature requises et des autres documents requis et des certificats représentant les actions échangeables de Weyerhaeuser déposées.

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Si vous détenez des actions ordinaires de Weyerhaeuser ou des actions échangeables de Weyerhaeuser par l’entremise d’un courtier, vous devriez recevoir des directives de votre courtier sur la façon de participer à l’offre d’échange. Ne remplissez pas une lettre d’envoi dans ce cas pour déposer vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser. Veuillez communiquer avec votre courtier directement si vous n’avez pas encore reçu de directives. Certaines institutions financières peuvent également effectuer des dépôts par transfert d’inscriptions en compte par l’entremise de The Depository Trust Company.

Livraison d’actions ordinaires de la Société

Au plus tard à la réalisation de l’offre d’échange, Weyerhaeuser transférera (ou fera transférer) à Mellon Investor Services LLC, par inscription en compte, la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser avec des instructions irrévocables demandant que soient livrées les actions ordinaires de la Société qui seront échangées contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange et les actions ordinaires de la Société qui seront distribuées sous forme de dividende proportionnel (comme il est décrit ci-après). Les actions ordinaires de la Société seront livrées sans délai après l’expiration de l’offre d’échange, l’acceptation d’actions ordinaires de Weyerhaeuser et

d’actions échangeables de Weyerhaeuser à des fins d’échange ainsi que la détermination du ratio définitif de calcul proportionnel. Voir « This Exchange Offer – Terms of this Exchange Offer – Exchange of Weyerhaeuser Common Shares and Weyerhaeuser Exchangeable Shares ».

Droits de révocation du dépôt

Vous pouvez révoquer le dépôt de vos actions ordinaires de Weyerhaeuser ou de vos actions échangeables de Weyerhaeuser en tout temps avant l’expiration de l’offre d’échange. Si vous changez d’idée de nouveau, vous pouvez redéposer vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser en suivant de nouveau les procédures de dépôt avant l’expiration de l’offre d’échange.

Aucun droit à l’évaluation

Les porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser ne disposent d’aucun droit à l’évaluation dans le cadre de l’offre d’échange ou d’un dividende proportionnel.

Dividende en actions ordinaires de la Société restantes après l’offre d’échange

La totalité des actions ordinaires de la Société appartenant à Weyerhaeuser qui ne sont pas échangées dans le cadre de l’offre d’échange seront distribuées sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui demeurent en circulation après l’offre d’échange et qui ne sont pas échangées dans le cadre de celles-ci. Les actions ordinaires de la Société seront distribuées aux porteurs inscrits d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser au moment de la réalisation de l’offre d’échange, mais compte tenu de l’échange d’actions dans le cadre de l’offre d’échange.

Au plus tard à la réalisation de l’offre d’échange, Weyerhaeuser transférera (ou fera transférer) à Mellon Investor Services LLC, par inscription en compte, la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser avec des instructions irrévocables demandant que soient livrées les actions ordinaires de la Société qui seront échangées contre des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange et les actions ordinaires de la Société qui seront distribuées sous forme de dividende proportionnel. Si l’offre d’échange est réalisée, Mellon Investor Services LLC calculera le nombre exact d’actions ordinaires de la Société non échangées dans le cadre de l’offre d’échange qui seront distribuées sous forme de dividende proportionnel et ce nombre d’actions ordinaires de la Société sera transféré aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser qui y ont droit.

Si Weyerhaeuser met fin à l’offre d’échange sans qu’il y ait échange d’actions mais que les conditions de réalisation des Transactions ont été remplies par ailleurs, Weyerhaeuser compte distribuer la totalité des actions ordinaires de la Société appartenant à Weyerhaeuser sous forme de dividende proportionnel aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser et elle annoncera la date de clôture des registres aux fins de cette distribution.

Restrictions légales

Le présent document ne constitue pas une offre de vente ou d’échange ni une sollicitation d’une offre d’achat d’actions ordinaires de la Société dans tout territoire où, sauf comme il est indiqué ci-après, l’offre, la vente ou l’échange ne sont pas autorisés. À la connaissance de Weyerhaeuser, il n’existe aucun territoire des États-Unis où le lancement de l’offre d’échange ou son acceptation seraient contraires à la loi. Si Weyerhaeuser apprend que le lancement de l’offre d’échange ou son acceptation contreviendraient aux lois d’un territoire, elle compte à l’heure actuelle déployer des efforts de bonne foi pour se conformer aux lois applicables. Si, après avoir déployé des efforts de bonne foi, Weyerhaeuser ne peut se conformer aux lois applicables, elle décidera si elle présentera ou non l’offre d’échange aux personnes qui sont des porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser résidant dans le territoire et si elle acceptera ou non les dépôts provenant de ces personnes ou effectués pour leur compte.

Facteurs de risque

Pour décider si vous souhaitez déposer ou non vos actions ordinaires de Weyerhaeuser ou vos actions échangeables de Weyerhaeuser dans le cadre de l’offre d’échange, vous devriez examiner attentivement les questions décrites à la rubrique « Risk Factors », qui commence à la page 20 de la version anglaise, ainsi que d’autres renseignements figurant dans le prospectus – l’offre d’échange et les autres documents auxquels on vous a renvoyé.

Financement de la Société

Le 22 août 2006, la Société, Domtar, J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. et Morgan Stanley Senior Funding, Inc. ont conclu une lettre d’engagement. Les engagements de financement prévus dans la lettre d’engagement sont soumis à des conditions d’usage, notamment l’absence de faits, de changements, d’effets, de conditions, de situations, de faits nouveaux ou d’événements ayant une incidence défavorable importante ou raisonnablement susceptible d’avoir une incidence défavorable importante sur A) l’entreprise, les actifs, les biens, la situation (financière ou autre) ou les résultats d’exploitation de Domtar et de ses filiales ou de Nouco et de ses filiales, dans chaque cas pris dans leur ensemble, ou de leur entreprise, leurs activités et leurs affaires respectives, sous réserve de certaines exceptions, ou B) la capacité de Domtar, de Weyerhaeuser ou de Nouco d’exécuter leurs obligations respectives aux termes de la convention relative aux Transactions ou de documents connexes ou de réaliser les Transactions. La Société a convenu de verser à J.P. Morgan Securities Inc., à JPMorgan Chase Bank, N.A. et à Morgan Stanley Senior Funding, Inc. certains honoraires dans le cadre des transactions envisagées dans la lettre d’engagement et de les indemniser, ainsi que les membres de leur groupe respectif, à l’égard de certaines responsabilités.

La lettre d’engagement prévoit un engagement de financement totalisant 2,775 G$ au maximum et composé des éléments qui suivent :

•

une facilité de crédit garantie renouvelable de premier rang à cinq ans consentie à la Société, à Nouco et à Domtar d’un capital de 750 M$, dont une tranche maximale de 350 M$ (ou l’équivalent en dollars canadiens) peut être empruntée par Domtar;

•

une facilité de prêt à terme non garantie à trois mois consentie à la Société d’un capital de 1,35 G$ qui, une fois les Transactions réalisées, sera refinancée en partie par une nouvelle facilité de prêt à terme garantie de premier rang à sept ans consentie à la Société d’un montant global pouvant atteindre 1,7 G$, qui pourra être majorée au gré de la Société par des emprunts additionnels pouvant être contractés par elle et Domtar d’un maximum de 325 M$ dans la mesure nécessaire pour refinancer la titrisation des créances actuelles de Domtar et/ou racheter des billets déposés par suite d’une offre en cas de changement de contrôle portant les débentures à 9,5 % de Domtar échéant en août 2016 d’un capital de 125 M$.

Immédiatement avant l’apport à la Société, celle-ci tirera le plein montant de la facilité de prêt à terme non garantie à trois mois pour financer le paiement en espèces de 1,35 G$ payable par la Société à Weyerhaeuser à titre de contrepartie partielle pour l’apport à la Société. Dans le cadre de la réalisation des Transactions, la facilité de prêt à terme non garantie à trois mois de 1,35 G$ sera refinancée par la Société avec (i) une partie du produit net de la facilité de prêt à terme garantie de premier rang à sept ans, dont la Société s’attend à ce qu’elle soit d’un capital d’environ 800 M$ et (ii) les liquidités dont elle dispose, notamment le produit net tiré de la vente par Domtar de sa participation de 50 % dans Norampac en décembre 2006. Le produit de la facilité à terme garantie de premier rang à sept ans servira également à financer une partie des Transactions, y compris les frais, les dépenses et les obligations se rapportant aux Transactions ou en découlant. La facilité de crédit garantie renouvelable de premier rang à cinq ans dont la Société s’attend à ce qu’elle permette d’emprunter jusqu’à 750 M$ (dont une tranche pouvant atteindre 150 M$ (ou l’équivalent en dollars canadiens) sera mise à la disposition de Domtar) peut servir aux besoins du fonds de roulement et aux besoins généraux de la Société, de

Nouco et de Domtar, et une partie pourra servir aux lettres de crédit et au crédit-relais. La facilité de prêt à terme garantie de premier rang à sept ans et la facilité de crédit garantie renouvelable de premier rang à cinq ans sont appelées dans les présentes facilités de crédit garanties de premier rang.

Conseil d’administration et direction de la Société à la suite des Transactions

La Société s’attend actuellement à ce qu’après la réalisation des Transactions le conseil d’administration soit composé initialement de treize administrateurs, parmi lesquels figureront sept délégués de Weyerhaeuser, dont M. Harold MacKay, ancien conseiller international du conseil d’administration de Weyerhaeuser, et M. Marvin Cooper, ancien premier vice-président, Fabrication et ingénierie, fibre cellulosique, papiers blancs et carton ondulé de Weyerhaeuser, et six délégués de Domtar, dont M. Brian M. Levitt, actuel président du conseil d’administration de Domtar, et M. Raymond Royer, actuel président et chef de la direction de Domtar.

M. Harold MacKay, M. Raymond Royer et M. Marvin Cooper agiront respectivement à titre de président non membre de la direction du conseil d’administration, de président et chef de la direction et de vice-président directeur et chef de l’exploitation de la Société. M. Steven A. Barker, actuel premier vice-président, Ventes et commercialisation des pâtes et papiers de Domtar, sera premier vice-président, commercialisation de la Société. M. Daniel Buron, actuel chef des finances de Domtar, occupera le poste de premier vice-président et chef des finances de la Société et M. Michael Edwards, actuel vice-président, Fabrication des papiers de Weyerhaeuser, sera le premier vice-président du groupe, Fabrication des pâtes et papiers. M. Richard L. Thomas, actuel vice-président, Papiers fins de Weyerhaeuser, sera premier vice-président, Ventes. Voir la rubrique « Board of Directors and Management of the Company Following the Transactions ».

Traitement et questions comptables

L’Apport et la Distribution

La Société comptabilisera à la valeur indiquée dans les états financiers consolidés de Weyerhaeuser l’actif et le passif reçu de Weyerhaeuser, de la Compagnie Weyerhaeuser Limitée ou de Weyerhaeuser Saskatchewan Ltd. Ni l’échange d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser contre des actions ordinaires de la Société dans le cadre de l’offre d’échange, ni la distribution d’actions ordinaires de la Société dans le cadre d’une distribution proportionnelle n’auront en soi d’incidence sur la situation financière ou les résultats d’exploitation de la Société.

Les actions ordinaires de Weyerhaeuser et les actions échangeables de Weyerhaeuser acquises par Weyerhaeuser dans le cadre de l’offre d’échange seront comptabilisées comme une acquisition d’actions nouvellement émises à un coût correspondant à la valeur marchande des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser acceptées dans le cadre de l’offre d’échange à l’expiration de celle-ci. Weyerhaeuser comptabilisera, au moment de l’aliénation de sa participation dans le secteur des papiers fins de Weyerhaeuser, à titre de gain ou de perte provenant d’activités abandonnées, déduction faite de toute dépense directe et indirecte de l’offre d’échange, tout écart entre la valeur comptable de son investissement dans le secteur des papiers fins de Weyerhaeuser et la valeur marchande des actions ordinaires de Weyerhaeuser et des actions échangeables de Weyerhaeuser acquises à cette date. Weyerhaeuser passera directement en charge sur ses bénéfices non répartis la distribution de toute partie de sa participation dans le secteur des papiers fins de Weyerhaeuser réalisée dans le cadre d’une distribution proportionnelle sous forme de dividende. Le dividende correspondra à la valeur comptable de la participation de Weyerhaeuser dans le secteur des papiers fins de Weyerhaeuser ainsi distribuée.

L’Arrangement

La Société comptabilisera l’Arrangement selon la méthode de l’acquisition et elle sera traitée comme l’acquéreur aux fins comptables. Par conséquent, l’actif et le passif de Domtar seront enregistrés à leur juste valeur estimée à la date de l’Arrangement. Le prix d’achat total est actuellement estimé en fonction du cours moyen des actions ordinaires de Domtar et du nombre moyen des actions ordinaires de Domtar en circulation pour la période de cinq jours de bourse commençant le 21 août 2006 et se terminant le 25 août 2006, majoré des autres coûts directement associés à l’Arrangement.

Généralités

L’estimation du prix d’achat total pour Domtar est donnée à des fins comptables uniquement et n’est pas révélatrice du prix auquel les actions ordinaires de la Société se négocieront immédiatement après la réalisation de l’Arrangement ni de la valeur des actions ordinaires de la Société que recevront les porteurs d’actions ordinaires de Domtar dans le cadre de l’Arrangement.

Voir les rubriques « Unaudited Pro Forma Condensed Combined Financial Information of the Company », « Where You Can Find More Information » et les états financiers de la Société et du secteur des papiers fins de Weyerhaeuser ainsi que les notes afférentes figurant dans le prospectus – l’offre d’échange.

Incidences fiscales fédérales américaines importantes

Weyerhaeuser a reçu le 5 février 2007 de l’Internal Revenue Service (l’IRS) une décision anticipée en matière d’impôt stipulant que, d’après les faits, les hypothèses, les déclarations et les engagements énoncés dans la décision, Weyerhaeuser, la Société et les porteurs d’actions ordinaires de Weyerhaeuser ne seront pas imposés à l’égard de l’Apport et de la Distribution, y compris de l’offre d’échange, aux fins de l’impôt sur le revenu fédéral des États-Unis, aux termes des Sections 355 et 368 et des dispositions connexes de l’Internal Revenue Code of 1986, en sa version modifiée (le Code). L’offre d’échange et l’Arrangement sont aussi conditionnels à la réception par Weyerhaeuser d’un avis de Cravath, Swaine & Moore LLP, conseillers juridiques de Weyerhaeuser, selon lequel Weyerhaeuser et les porteurs d’actions ordinaires de Weyerhaeuser ne seront pas imposés à l’égard de l’Apport et de la Distribution, y compris de l’offre d’échange, aux termes des Sections 355 et 368 et des dispositions connexes du Code.

Weyerhaeuser ne s’attend pas actuellement à ce que les porteurs d’actions échangeables de Weyerhaeuser qui ne sont pas des États-Unis soient assujettis à l’impôt sur le revenu fédéral des États-Unis ou à une retenue d’impôt à la réception d’actions ordinaires de la Société dans le cadre de la Distribution, y compris l’offre d’échange. Toutefois, les porteurs d’actions ordinaires de Weyerhaeuser ou d’actions échangeables de Weyerhaeuser qui sont des résidents canadiens seront probablement assujettis à l’impôt sur le revenu du Canada à la réception d’actions ordinaires de la Société. À titre de porteur d’actions échangeables de Weyerhaeuser, vous devriez consulter votre conseiller en fiscalité relativement aux incidences fiscales sur votre situation de la réception et de la propriété d’actions ordinaires de la Société, notamment l’application et l’effet de lois fiscales étatiques, régionales, canadiennes, provinciales ou étrangères et l’incidence possible de changements dans l’application et l’interprétation des lois fiscales fédérales américaines ou d’autres lois fiscales.

Sans égard à la décision anticipée en matière d’impôt de l’IRS et à l’avis, l’IRS pourrait décider que la Distribution, y compris l’offre d’échange, ou l’Apport doivent être traités comme une transaction imposable s’il juge qu’une déclaration, une hypothèse ou un engagement figurant dans la demande de décision anticipée en matière d’impôt est inexact ou a été violé. Si la Distribution, y compris l’offre d’échange, ou l’Apport n’est pas admissible à l’exonération d’impôt, Weyerhaeuser et/ou ses actionnaires seront assujettis à l’impôt. Voir la rubrique « Risk Factors – Risks Related to the Transactions – If the Distribution, including this Exchange Offer, does not constitute a tax-free spin-off under Section 355 of the Code or a tax-free reorganization under Section 368 of the Code, either as a result of actions taken in connection with the Distribution or as a result of subsequent acquisitions of shares of Weyerhaeuser or Company common stock, then Weyerhaeuser and/or Weyerhaeuser shareholders may be responsible for payment of U.S. federal income taxes ».

Les questions fiscales sont complexes et les incidences fiscales des Transactions sur vous dépendent des particularités de votre situation. Le prospectus – l’offre d’échange n’aborde généralement pas l’applicabilité des lois canadiennes et autres lois fiscales étrangères aux actionnaires de Weyerhaeuser ni l’effet de ces lois sur ceux-ci. Certains importants actionnaires étrangers peuvent également reconnaître un gain aux fins de l’impôt sur le revenu fédéral des États-Unis par suite de la Distribution s’il est déterminé que Weyerhaeuser est une « société de portefeuille immobilière américaine » (United States real property holding corporation). Vous devriez consulter votre conseiller en fiscalité pour obtenir une description complète des incidences fiscales des Transactions sur votre situation. Voir la rubrique « This Exchange Offer – Material U.S. Federal Income Tax Consequences ».

Sommaire des données financières historiques et pro forma

Le présent sommaire des principales informations financières relatives à la Société, à Weyerhaeuser et à Domtar est tiré des états financiers vérifiés et non vérifiés du secteur des papiers fins de Weyerhaeuser, de Weyerhaeuser et de Domtar pour les périodes indiquées. Ces informations ne constituent qu’un sommaire et elles doivent être lues à la lumière des renseignements financiers contenus dans le prospectus – l’offre d’échange ou de ceux qui ont été déposés par Weyerhaeuser ou par Domtar auprès de la SEC. Se reporter aux rubriques « Où trouver plus d’information », « Principales données financières cumulées historiques de la Société », « Rapport de gestion de la société » et « Renseignements financiers cumulés condensés pro forma non vérifiés de la Société », ainsi qu’aux états financiers de la société et du secteur des papiers fins de Weyerhaeuser et aux notes y afférentes, lesquels figurent ailleurs dans le prospectus – l’offre d’échange.

Sommaire des données financières cumulées historiques de la Société

La société est une société de portefeuille nouvellement constituée à seule fin de détenir indirectement le secteur des papiers fins de Weyerhaeuser et de mettre en œuvre l’Arrangement avec Domtar. Le présent prospectus – l’offre d’échange fournit une description de la Société selon l’hypothèse que celle-ci détenait le secteur des papiers fins de Weyerhaeuser (indirectement par l’intermédiaire de Nouco) durant chacune des périodes et à chacune des dates indiquées, mais selon l’hypothèse qu’elle ne détenait pas l’entreprise de Domtar. Les données tirées des bilans cumulés de la Société en date du dernier dimanche de décembre 2005 et 2004 ainsi que les données tirées des états cumulés des résultats pour chacun des exercices terminés le dernier dimanche de décembre 2005, 2004 et 2003 qui suivent proviennent des états financiers vérifiés du secteur des papiers fins de Weyerhaeuser. Les données tirées des bilans cumulés de la Société en date du dernier dimanche de décembre 2003, 2002 et 2001 ainsi que les données tirées des états cumulés des résultats pour les exercices terminés le dernier dimanche de décembre 2002 et 2001 n’ont pas été vérifiées. Les données tirées des bilans cumulés de la société en date du dernier dimanche de septembre 2006 et 2005 ainsi que les données tirées des états cumulés des résultats pour les périodes de trente-neuf semaines terminées à ces dates proviennent des états financiers non vérifiés du secteur des papiers fins de Weyerhaeuser. Ces informations ne constituent qu’un sommaire et le lecteur doit lire le tableau qui suit à la lumière des rubriques « Principales données financières cumulées historiques de la Société » et « Rapport de gestion de la Société » ainsi que des états financiers de la Société et du secteur des papiers fins de Weyerhaeuser et des notes y afférentes, lesquels figurent ailleurs dans le prospectus – l’offre d’échange.

	Périodes de trente-neuf semaines terminées les		Exercices terminés les
PCGR des États-Unis/$ US (en millions de dollars)	24 septembre 2006	25 septembre 2005	25 décembre 2005	26 décembre 2004	28 décembre 2003	29 décembre 2002	30 décembre 2001
	(non vérifié)	(non vérifié)				(non vérifié)	(non vérifié)
Données tirés des états cumulés des résultats
Chiffre d’affaires	2 433	$2 456	$3 267	$3 026	$2 854	$2 801	$1 525	$
Frais de restructuration et de fermeture d’installations et perte de valeur des écarts d’acquisition	766	4	538	17	24	—	—
Bénéfice (perte) d’exploitation	(711)	7	(578)	(41)	(96)	69	(34)
Bénéfice net (perte nette)	(718)	9	(478)	(17)	(67)	57	(17)

	24 septembre 2006	25 septembre 2005	25 décembre 2005	26 décembre 2004	28 décembre 2003	29 décembre 2002	30 décembre 2001
	(non vérifié)	(non vérifié)			(non vérifié)	(non vérifié)	(non vérifié)
Données tirées des bilans cumulés
Total de l’actif	4 073	$5 549	$4 970	$5 565	$5 649	$5 590	$2 426	$
Obligations à long terme	30	24	22	27	32	37	—
Capitaux propres du secteur	2 957	4 194	3 773	4 261	4 316	4 303	1 257

Sommaire des principales données financières historiques de Weyerhaeuser

Le sommaire des données financières historiques de Weyerhaeuser pour chacun des exercices compris dans la période de cinq ans terminée le 25 décembre 2005 ainsi que les données financières au 24 septembre 2006 et au 25 septembre 2005 et pour les périodes de trente-neuf semaines terminées à ces dates provient des états financiers consolidés de Weyerhaeuser. Ces informations ne constituent qu’un sommaire et elles doivent être lues à la lumière des états financiers de Weyerhaeuser et des notes y afférentes et de la rubrique « Rapport de gestion » figurant dans le rapport annuel de Weyerhaeuser sur formulaire 10-K pour l’exercice terminé le 25 décembre 2005 et du rapport trimestriel de Weyerhaeuser sur formulaire 10-Q pour la période de trente-neuf semaines terminée le 24 septembre 2006, ainsi que du rapport de Weyerhaeuser sur formulaire 8-K daté du 22 janvier 2007, documents qui sont tous intégrés par renvoi dans le prospectus – l’offre d’échange. Se reporter à la rubrique « Où trouver plus d’information ».

Weyerhaeuser a retraité ses états financiers de chacun des exercices compris dans la période de cinq ans terminée le 25 décembre 2005 afin de présenter ses installations de panneaux agglomérés nord-américaines et irlandaises en tant qu’activités abandonnées conformément au Accounting Standards Board Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (« FAS 144 »). Ces états financiers retraités figurent dans le formulaire 8-K, daté du 22 janvier 2007, déposé auprès de la SEC. Les états financiers retraités de Weyerhaeuser pour chacun des exercices compris dans la période de deux ans terminée le 29 décembre 2002 ainsi qu’aux 28 décembre 2003, 29 décembre 2002 et 30 décembre 2001 ne sont pas vérifiés. Ce reclassement n’a eu aucune incidence sur le résultat net déjà établi de Weyerhaeuser.

	Périodes de trente-neuf semaines terminées les			Exercices terminés les
	24 septembre 2006		25 septembre 2005	25 décembre 2005		26 décembre 2004	28 décembre 2003	29 décembre 2002	30 décembre 2001
	(non vérifié)		(non vérifié)	(retraité)		(retraité)	(retraité)	(non vérifié/ retraité)	(non vérifié/ retraité)
PCGR des États-Unis/$ US (en millions de dollars, sauf les données par action)
Données tirées des états consolidés des résultats
Chiffre d’affaires net et produits	16 24	1 $	16 329	$22 04	6 $	21 411	$18 865	$17 533	$13 923	$
Bénéfice (perte) lié(e) aux activités poursuivies	(101)		808	569		1 215	319	226	360
Bénéfice net (perte nette)	(55)		944	733		1 283	277	241	354
Bénéfice (perte) de base par action lié(e) aux activités poursuivies	(0,41)		3,31	2,33		5,16	1,44	1,02	1,64
Bénéfice (perte) dilué (e) par action lié(e) aux activités poursuivies	(0,41)		3,30	2,32		5,14	1,44	1,02	1,64
Bénéfice net (perte nette) de base par action	(0,22)		3,86	3,00		5,45	1,25	1,09	1,61
Bénéfice net (perte nette) dilué(e) par action	(0,22)		3,85	2,98		5,43	1,25	1,09	1,61
Dividendes versés par action	1,60		1,40	1,90		1,60	1,60	1,60	1,60

	24 septembre 2006		25 septembre 2005	25 décembre 2005		26 décembre 2004	28 décembre 2003	29 décembre 2002	30 décembre 2001
	(non vérifié)		(non vérifié)	(retraité)		(retraité)	(non vérifié/ retraité)	(non vérifié/ retraité)	(non vérifié/ retraité)
Données tirées des bilans consolidés
Total de l’actif	27 372		$29 157	$28 229		$29 954	$28 599	$28 317	$18 293	$
Dette à long terme (déduction faite de la tranche à court terme)	7 683		8 862	8 255		10 135	12 372	12 688	5 715
Capitaux propres	9 221		10 126	9 800		9 255	7 109	6 623	6 695

Sommaire des principales données financières historiques de Domtar

Le sommaire des principales données financières historiques de Domtar pour chacun des exercices compris dans la période de cinq ans terminée le 31 décembre 2005 ainsi que les données financières aux 30 septembre 2006 et 2005 et pour les périodes de neuf mois terminées à ces dates qui figurent ci-après ont été préparés à partir des états financiers consolidés de Domtar. Ces données ne sont qu’un résumé et doivent être lues parallèlement aux états financiers retraités de Domtar et aux notes y afférentes ainsi qu’au rapport de gestion contenus dans le rapport de Domtar sur formulaire 6-K soumis à la SEC le 31 octobre 2006 et le rapport de Domtar sur formulaire 6-K soumis à la SEC le 15 décembre 2006, lesquels ont été modifiés par des rapports de Domtar sur formulaire 6-K/A soumis à la SEC le 26 janvier 2007 et le 1er février 2007. Ces rapports sont intégrés par renvoi dans le prospectus – l’offre d’échange. Voir la rubrique « Où trouver plus d’information ».

Depuis le deuxième trimestre de 2006, conformément au FAS 144, Domtar présente l’information financière de l’usine de papier de Vancouver à titre d’activités abandonnées et d’actifs destinés à la vente dans ses états financiers consolidés. Conformément aux normes comptables applicables et aux exigences de la SEC, Domtar a retraité ses états financiers historiques pour chacun des exercices compris dans la période de cinq ans terminée le 31 décembre 2005 et le rapport de gestion connexe de chacun des exercices terminés les 31 décembre 2005, 2004 et 2003 afin de présenter l’information concernant l’usine de papier de Vancouver à titre d’activités abandonnées. Ce retraitement n’a aucune incidence sur le bénéfice net déjà établi de Domtar. L’état des résultats contient maintenant les nouveaux postes « Bénéfice (perte) des activités poursuivies » et « Perte des activités abandonnées », tandis que le bilan inclut le nouveau poste « Actifs destinés à la vente ». Les états financiers retraités de Domtar pour les exercices terminés les 31 décembre 2002 et 2001 ne sont pas vérifiés.

L’information financière historique de Domtar reflète la participation de 50 % que détient Domtar dans les capitaux propres de Norampac. Selon les PCGR du Canada, les états financiers de Domtar incluent 50 % de chaque poste des états financiers de Norampac et celle-ci y figure à titre de secteur distinct. Selon les PCGR des États-Unis, cette participation est présentée comme des titres de capitaux propres dans les états financiers de Domtar. Le 29 décembre 2006, Domtar a vendu sa participation dans Norampac à Cascades Inc. pour une contrepartie au comptant de 560 millions de dollars CA (ou 480,6 millions de dollars US au taux de change de 1,1652 $ CA pour 1 $ US, soit le taux de change acheteur à midi de la Federal Reserve Bank de New York pour le 29 décembre 2006). L’information financière pro forma non vérifiée de Domtar et les notes y afférentes reflétant la vente de Norampac et le rapprochement connexe des PCGR du Canada avec ceux des États-Unis figurent dans les rapports de Domtar sur formulaire 6-K/A soumis à la SEC le 26 janvier 2007 et le 1er février 2007. Voir les rubriques « Entreprise de Domtar » et « Où trouver plus d’information ».

PCGR DU CANADA/en $ CA (en millions de dollars, sauf les données par action)	Périodes de neuf mois terminées les 30 septembre		Exercices terminés les 31 décembre
	2006	2005	2005	2004	2003	2002	2001
	(non vérifiés)	(non vérifiés)	(retraités)	(retraités)	(retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)
Données tirées des états consolidés des résultats
Ventes	3 527	$3 743	$4 880	$5 029	$5 039	$5 792	$4 569	$
Bénéfice net (perte) des activités poursuivies	13	(29)	(307)	(24)	(158)	138	148
Bénéfice net (perte)	5	(40)	(388)	(42)	(193)	141	140
Bénéfice net (perte) des activités poursuivies par action, de base et dilué	0,05	(0,13)	(1,34)	(0,10)	(0,70)	0,60	0,76
Bénéfice net (perte) par action, de base	0,02	(0,18)	(1,69)	(0,19)	(0,86)	0,62	0,72
Bénéfice net (perte) par action, dilué	0,02	(0,18)	(1,69)	(0,19)	(0,86)	0,61	0,72

	30 septembre		31 décembre
	2006	2005	2005	2004	2003	2002	2001
	(non vérifiés)	(non vérifiés)	(retraités)	(retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)
Données tirées des bilans consolidés
Total de l’actif	4 881	$5 519	$5 192	$5 681	$5 848	$6 847	$7 055	$
Total de la dette à long terme (compte tenu de la tranche échéant à moins de un an, mais compte non tenu des obligations découlant des contrats de location-acquisition)	2 080	2 060	2 248	2 023	2 048	2 503	2 910
Avoir des actionnaires	1 596	1 951	1 609	2 046	2 168	2 554	2 426

Les états financiers consolidés de Domtar ont été dressés conformément aux PCGR du Canada, lesquels diffèrent à certains égards des PCGR des États-Unis. Le tableau ci-après présente l’information financière consolidée de Domtar pour les périodes indiquées, après rapprochement des PCGR du Canada et ceux des États-Unis et après conversion du dollar canadien en dollar américain. Cette information doit être lue à la lumière de l’analyse des principaux écarts entre les PCGR du Canada et ceux des États-Unis et à la lumière du rapprochement et des autres informations financières fournis dans la note 25 afférente aux états financiers de Domtar pour l’exercice terminé le 31 décembre 2005 contenus dans le rapport de Domtar sur formulaire 6-K soumis à la SEC le 15 décembre 2006 et du rapprochement avec les PCGR des États-Unis pour la période de neuf mois terminée le 30 septembre 2006 soumis à la SEC le 20 novembre 2006 sur formulaire 6-K. Ces rapports ont été modifiés par des rapports de Domtar sur formulaire 6-K/A soumis à la SEC le 26 janvier 2007 et le 1er février 2007.

Les états consolidés des résultats et les bilans consolidés sont libellés en dollars canadiens. Uniquement pour des raisons de commodité, les états consolidés des résultats et les bilans consolidés relatifs à chacun des exercices compris dans la période de cinq ans terminée le 31 décembre 2005, les données financières aux 30 septembre 2006 et 2005 et pour les périodes de neuf mois terminées à ces dates ainsi que les tableaux de certaines notes afférentes à ces états financiers ont été convertis en dollars américains, au taux de clôture dans le cas des bilans et au taux moyen (soit la moyenne des taux moyens mensuels) de la période dans le cas des états des résultats, comme il est expliqué dans la note afférente au tableau ci-après. Cette conversion ne doit pas être considérée comme une application des recommandations comptables relatives à la conversion de devises, mais comme une information complémentaire fournie au lecteur. L’information financière pro forma concernant la société issue du regroupement fournie dans le prospectus – l’offre d’échange a été préparée à partir des résultats de Domtar établis selon les PCGR des États-Unis et convertis en dollars américains et obtenus à la suite des rapprochements et des opérations dont il est question ci-dessus.

PCGR DES É.-U./en $ US1) (en millions de dollars, sauf les données par action)	Périodes de neuf mois terminées les 30 septembre		Exercices terminés les 31 décembre
	2006	2005	2005	2004	2003	2002	2001
	(non vérifiés)	(non vérifiés)	(retraités)	(retraités)	(retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)
Données tirées des états consolidés des résultats
Ventes	2 672	$2 657	$3 498	$3 372	$3 183	$3 237	$2 563	$
Bénéfice net (perte) des activités poursuivies	(4)	(33)	(332)	(45)	(86)	166	61
Bénéfice net (perte)	(11)	(41)	(414)	(58)	(109)	139	54
Bénéfice net (perte) des activités poursuivies par action, de base et dilué	(0,03)	(0,15)	(1,44)	(0,19)	(0,38)	0,73	0,32
Bénéfice net (perte) par action, de base	(0,05)	(0,18)	(1,81)	(0,26)	(0,49)	0,61	0,28
Bénéfice net (perte) par action, dilué	(0,05)	(0,18)	(1,81)	(0,26)	(0,49)	0,60	0,28

	30 septembre		31 décembre
	2006	2005	2005	2004	2003	2002	2001
	(non vérifiés)	(non vérifiés)	(retraités)	(retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)	(non vérifiés, retraités)
Données tirées des bilans consolidés
Total de l’actif	4 070	$4 644	$4 172	$4 554	$4 384	$4 202	$4 279	$
Total de la dette à long terme (compte tenu de la tranche échéant à moins de un an, mais compte non tenu des obligations découlant des contrats de location-acquisition)	1 691	1 621	1 741	1 534	1 437	1 452	1 702
Avoir des actionnaires	1 389	1 771	1 348	1 849	1 801	1 690	1 570

1)       Le tableau suivant présente, pour chacune des périodes indiquées, le taux de change du dollar américain par rapport au dollar canadien à la fin de la période et selon la moyenne des taux moyens mensuels de la période, d’après les taux en vigueur à midi affichés par la Banque du Canada :

	Périodes de neuf mois terminées les 30 septembre		Exercices terminés les 31 décembre
	2006	2005	2005	2004	2003	2002	2001
Fin de période	1,1153	1,1611	1,1659	1,2036	1,2924	1,5796	1,5926
Moyenne	1,1327	1,2241	1,2114	1,3015	1,4015	1,5704	1,5485

Sommaire des données financières cumulées condensées pro forma non vérifiées et données par action pro forma de la Société

Ce qui suit constitue un sommaire des données financières cumulées condensées pro forma non vérifiées de la Société compte tenu des Transactions, y compris la présente offre d’échange, l’Arrangement avec Domtar et la cession par Domtar de sa participation dans Norampac, pour les périodes indiquées. Les données par action cumulées pro forma non vérifiées de la Société présentées ci-après pour l’exercice terminé le 25 décembre 2005 et pour la période de trente-neuf semaines terminée le 24 septembre 2006 regroupent certaines données financières par action de la Société et de Domtar. Étant donné que les actionnaires ordinaires de Domtar détiendront, immédiatement après la mise en œuvre de l’Arrangement, une action ordinaire de la Société (ou une action échangeable de Nouco Canada Échangeco pouvant être échangée contre une action ordinaire de la Société) pour chaque action ordinaire de Domtar qu’ils détenaient immédiatement avant la mise en œuvre de l’Arrangement, les données équivalentes pro forma de Domtar seront les mêmes que les données par action cumulées pro forma correspondantes pour la Société. Les données financières pro forma qui suivent ont été préparées selon les PCGR des États-Unis suivis par Domtar et au moyen des résultats de cette dernière présentés en dollars US, tel qu’il est décrit plus haut sous la rubrique « Sommaire des principales données financières historiques de Domtar ». Le tableau suivant doit être lu à la lumière des états financiers et des notes y afférentes de la Société, du secteur des papiers fins de Weyerhaeuser et de Domtar, lesquels sont inclus dans le prospectus –l’offre d’échange ou dans les documents indiqués sous la rubrique « Où trouver plus d’information », ainsi qu’à la lumière des renseignements financiers cumulés condensés pro forma non vérifiés et des notes y afférentes, lesquels sont présentés sous la rubrique « Renseignements financiers cumulés condensés pro forma non vérifiés de la Société » dans le prospectus – l’offre d’échange. Les montants pro forma figurant dans le tableau ci-dessous sont présentés uniquement à titre d’illustration et ils ne sont pas représentatifs de la situation financière ni des résultats d’exploitation de la Société et du secteur des papiers fins de Weyerhaeuser qui auraient été obtenus si les Transactions et la cession de Norampac avaient eu lieu aux dates indiquées et pour les périodes présentées. En outre, les montants pro forma ne sont pas représentatifs de ce que seront la situation financière ou les résultats d’exploitation futurs de la Société et du secteur des papiers fins de Weyerhaeuser. Aucun ajustement n’a été apporté aux montants pro forma au titre des économies de coûts prévues et des autres synergies. Se reporter à la rubrique « Renseignements financiers cumulés condensés pro forma non vérifiés de la Societé ».

	Période de trente-neuf semaines terminée le 24 septembre 2006	Exercice terminé le 25 décembre 2005
(en millions de dollars, sauf les données par action)	(non vérifié)	(non vérifié)
Chiffre d’affaires	5 076	$6 714 $
Perte nette liée aux activités poursuivies	(785)	(723)
Perte nette liée aux activités poursuivies par action—de base et diluée	(1,54)	(1,42)
Valeur comptable par action	(5,96)	S.O.
Dividendes par action	—	—
Total de l’actif	7 719	S.O.
Total de la dette à long terme	2 560	S.O.
Capitaux propres	3 035	S.O.

Sommaire des données financières cumulées condensées pro forma non vérifiées et données par action pro forma de Weyerhaeuser

Ce qui suit constitue un sommaire des données financières cumulées condensées pro forma non vérifiées de Weyerhaeuser compte tenu des Transactions, y compris la présente offre d’échange. pour les périodes indiquées. Le tableau qui suit doit être lu à la lumière des états financiers et des notes y afférentes de Weyerhaeuser, de la société et du secteur des papiers fins de Weyerhaeuser paraissant ailleurs dans le prospectus – l’offre d’échange ou dans les documents décrits à la rubrique intitulée « Où trouver plus d’information », et des renseignements financiers cumulés condensés pro forma non vérifiés et des notes y afférentes, lesquels sont présentés sous la rubrique « Renseignements financiers cumulés condensés pro forma non vérifiés de Weyerhaeuser » dans le prospectus – l’offre d’échange. Les montants pro forma figurant dans le tableau ci-dessous sont présentés uniquement à titre d’illustration et ils ne sont pas représentatifs de la situation financière ni des résultats d’exploitation de Weyerhaeuser qui auraient été obtenus si les Transactions avaient eu lieu aux dates indiquées et pour les périodes présentées. En outre, les montants pro forma ne sont pas représentatifs de ce que seront la situation financière ou les résultats d’exploitation futurs de Weyerhaeuser.

	Période de trente-neuf semaines terminée le 24 septembre 2006	Exercice terminé le 25 décembre 2005
(en millions de dollars, sauf les données par action)	(non vérifié)	(non vérifié)
Chiffre d’affaires	13 944	$19 200	$
Bénéfice net lié aux activités poursuivies	702	1 291
Bénéfice net lié aux activités poursuivies par action—de base	3,18	5,93
Bénéfice net lié aux activités poursuivies par action—dilué	3,17	5,90
Valeur comptable par action	35,21	S.O.
Dividendes par action	1,60	1,90
Total de l’actif	23 317	S.O.
Total de la dette à long terme	6 813	S.O.
Capitaux propres	7 614	S.O.

Données par action, cours et dividendes historiques

Les données par action pro forma de la Société figurent à la rubrique « Summary Historical and Pro Forma Financial Data – Summary Unaudited Condensed Combined Pro Forma Financial Data and Pro Forma Per Share Data of the Company » et les données par action pro forma de Weyerhaeuser figurent à la rubrique « Summary Historical and Pro Forma Financial Data – Summary Unaudited Condensed Combined Pro Forma Financial Data and Pro Forma Per Share Data of Weyerhaeuser ».

Les données par action et les cours historiques relatifs à la Société ne sont pas présentés étant donné que le secteur des papiers fins de Weyerhaeuser est actuellement exploité par Weyerhaeuser et qu’il n’existe aucun marché établi pour la négociation des actions ordinaires de la Société. À l’heure actuelle, les actions ordinaires de la Société se négocient avec les actions ordinaires de Weyerhaeuser.

Les actions ordinaires de Weyerhaeuser se négocient actuellement à la New York Stock Exchange et à la Chicago Stock Exchange sous le symbole « WY ». Les actions échangeables de Weyerhaeuser se négocient actuellement à la Bourse de Toronto sous le symbole « WYL ». Le 22 août 2006, dernier jour de bourse précédant l’annonce de la signature de la convention relative aux Transactions, le cours de clôture des actions ordinaires de Weyerhaeuser à la New York Stock Exchange était de 60,03 $ et le cours de clôture des actions échangeables de Weyerhaeuser à la Bourse de Toronto était de 60,07 $ (soit l’équivalent en dollars américains de 67,00 $ CA, d’après le cours acheteur affiché à midi par la Federal Reserve Bank de New York le 22 août 2006).

Le 1er février 2007, dernier jour de bourse précédant l’annonce publique de l’offre d’échange, le cours de clôture des actions ordinaires de Weyerhaeuser à la New York Stock Exchange était de 75,57 $ et le cours de clôture des actions échangeables de Weyerhaeuser à la Bourse de Toronto était de 75,64 $ (soit l’équivalent en dollars américains de 88,92 $ CA, d’après le taux acheteur à midi de la Federal Reserve Bank de New York le 1er février 2007). Le 9 février 2007, dernier jour de bourse précédant le prospectus – l’offre d’échange, le cours de clôture des actions ordinaires de Weyerhaeuser à la New York Stock Exchange était de 78,14 $ et le cours de clôture des actions échangeables de Weyerhaeuser à la Bourse de Toronto était de 78,12 $ (soit l’équivalent en dollars américains de 91,68 $ CA, d’après le cours acheteur affiché à midi par la Federal Reserve Bank de New York le 9 février 2007).

Les actions ordinaires de Domtar se négocient actuellement à la New York Stock Exchange et à la Bourse de Toronto sous le symbole « DTC ». Le 22 août 2006, dernier jour de bourse précédant la signature de la convention relative aux Transactions, le cours de clôture des actions ordinaires de Domtar à la New York Stock Exchange était de 6,87 $. Le 1er février 2007, dernier jour de bourse précédant l’annonce publique de l’offre d’échange, le cours de clôture des actions ordinaires de Domtar à la New York Stock Exchange était de 8,17 $. Le 9 février 2007, dernier jour de bourse précédant la date du prospectus – de l’offre d’échange, le cours de clôture des actions ordinaires de Domtar à la New York Stock Exchange était de 7,98 $. Comme les porteurs d’actions ordinaires de Domtar seront propriétaires, immédiatement après l’Arrangement, d’une action ordinaire de la Société (ou d’une action échangeable de Nouco Canada Échangeco, qui est échangeable contre une action ordinaire de la Société) pour chaque action ordinaire de Domtar dont ils étaient propriétaires immédiatement avant l’Arrangement, la Société s’attend à ce que le cours immédiatement après la réalisation des Transactions soit essentiellement similaire au cours pour Domtar immédiatement avant la réalisation des Transactions.

Le tableau qui suit présente les cours de clôture extrêmes des actions ordinaires de Weyerhaeuser à la New York Stock Exchange, des actions échangeables de Weyerhaeuser à la Bourse de Toronto et des actions ordinaires de Domtar à la New York Stock Exchange pour les périodes indiquées ainsi que les dividendes par action versés par Weyerhaeuser aux porteurs d’actions ordinaires de Weyerhaeuser et d’actions échangeables de Weyerhaeuser pour ces périodes. Les cours indiqués sont tirés de sources financières publiées. Pour obtenir des renseignements à jour sur les cours, les actionnaires sont priés de consulter des sources publiques.

	Dividendes par action de Weyerhaeuser1)	Actions ordinaires de Weyerhaeuser		Actions échangeables de Weyerhaeuser2)		Actions ordinaires de Domtar
		Haut	Bas	Haut	Bas	Haut	Bas
(Dollars) Année civile terminée le 31 décembre 2004
Premier trimestre	0,40	$66,76	$60,00	$66,14	$60,01	$12,95	$10,89	$
Deuxième trimestre	0,40	67,80	56,04	67,63	56,23	13,05	11,01
Troisième trimestre	0,40	66,48	58,57	65,33	58,76	13,10	11,83
Quatrième trimestre	0,40	67,86	59,94	66,87	60,92	12,63	11,47

Année civile terminée le 31 décembre 2005
Premier trimestre	0,40	69,39	62,02	69,08	61,96	12,17	8,19
Deuxième trimestre	0,50	71,52	62,86	70,60	62,89	8,70	7,14
Troisième trimestre	0,50	68,98	63,42	69,33	63,29	7,89	6,35
Quatrième trimestre	0,50	68,11	61,12	68,11	61,05	6,61	4,05

Année civile terminée le 31 décembre 2006
Premier trimestre	0,50	74,05	66,32	73,90	64,56	7,13	4,77
Deuxième trimestre	0,50	75,09	56,69	74,98	57,54	7,48	5,65
Troisième trimestre	0,60	63,37	55,35	63,47	55,57	6,90	5,72
Quatrième trimestre	0,60	71,93	60,98	72,51	61,01	8,44	5,87

Année civile se terminant le 31 décembre 2007
Premier trimestre (jusqu’au 1er février 2007)	s.o.	75,57	71,37	75,64	68,69	8,51	7,88

1)	Conformément aux conditions des actions échangeables de Weyerhaeuser, si Weyerhaeuser déclare un dividende sur ses actions ordinaires, les porteurs d’actions échangeables de Weyerhaeuser ont droit au même dividende ou à un dividende équivalent du point de vue financier. Voir la rubrique « Comparison of Rights of Holders of Company Common Stock and Weyerhaeuser Shares – Weyerhaeuser Exchangeable Shares ».

2)	Les actions échangeables de Weyerhaeuser se négocient en dollars canadiens à la Bourse de Toronto. Dans le tableau, les prix des actions échangeables de Weyerhaeuser en dollars canadiens ont été convertis en dollars américains d’après le cours acheteur affiché à midi par la Federal Reserve Bank de New York pour chacune des dates visées.

Domtar n’a pas versé de dividende sur ses actions ordinaires depuis octobre 2005, et la Société ne compte pas verser de dividendes sur les actions ordinaires de la Société dans un avenir prévisible. Voir la rubrique « Dividend Policy ».